                                                                       EXHIBIT A

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                         AGREEMENT AND PLAN OF MERGER



                                 by and among


                         BOSTON PRIVATE BANCORP, INC.,

                  BOSTON PRIVATE INVESTMENT MANAGEMENT, INC.,

                  WESTFIELD CAPITAL MANAGEMENT COMPANY, INC.


                                      and


                   The Individual Stockholders Party Hereto





                         Dated as of : Agust 13, 1997





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

                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I
  DEFINITIONS................................................................  2
     Section 1.1.     Definitions............................................. 2

ARTICLE II

  THE MERGER AND RELATED MATTERS............................................. 10
     Section 2.1.     General................................................ 10
     Section 2.2.     Conversion of Shares................................... 10
     Section 2.3.     Surviving Corporation.................................. 10
     Section 2.4.     Effect of the Merger................................... 10
     Section 2.5.     Organizational Documents............................... 11
     Section 2.6.     Directors and Officers................................. 11
     Section 2.7.     Effective Time......................................... 11

ARTICLE III

  THE CLOSING................................................................ 11
     Section 3.1.     Closing................................................ 11
     Section 3.2.     Instruments of Transfer................................ 12

ARTICLE IV
  CERTAIN REPRESENTATIONS AND WARRANTIES OF C. MICHAEL
  HAZARD, MICHAEL J. CHAPMAN AND ARTHUR J. BAUERNFEIND....................... 13
     Section 4.1.     Authority; No Violation; Consents...................... 13
     Section 4.2.     Stockholders' Title.................................... 14
     Section 4.3.     Stockholders' Litigation............................... 14
     Section 4.4.     Stockholders' Preemptive or Other Rights............... 14
     Section 4.5.     Stockholders' Share Ownership.......................... 14

ARTICLE V

  CERTAIN INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF JILL A. ROETING,
  DAVID BOYCE, WILLIAM A. MUGGIA, BRUCE R. WATTS, JR., STEPHEN C. DEMIRJIAN
  AND KAREN B. AGNEW......................................................... 15
     Section 5.1.     Authority; No Violation; Consents...................... 15
     Section 5.2.     Stockholders' Title.................................... 16
     Section 5.3.     Stockholders' Litigation............................... 16

     Section 5.4.     Stockholders' Preemptive or Other Rights .............. 16
     Section 5.5.     Stockholders' Share Ownership.......................... 17

ARTICLE VI

  JOINT REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS... 17
     Section 6.1.     Organization and Related Matters....................... 17
     Section 6.2.     No Violation........................................... 17
     Section 6.3.     Financial Statements................................... 18
     Section 6.4.     Regulatory Documents................................... 18
     Section 6.5.     Books and Records...................................... 19
     Section 6.6.     Ineligible Persons..................................... 19
     Section 6.7.     Compliance with Applicable Law......................... 19
     Section 6.8.     Administration of Fiduciary Accounts................... 20
     Section 6.9.     Company Assets......................................... 20
     Section 6.10.    Company Contracts...................................... 22
     Section 6.11.    Technology and Intellectual Property................... 22
     Section 6.12.    Legal Proceedings...................................... 23
     Section 6.13.    Environmental Compliance............................... 23
     Section 6.14.    Taxes and Tax Returns.................................. 24
     Section 6.15.    Insurance.............................................. 25
     Section 6.16.    Labor and Employment Matters........................... 26
     Section 6.17.    Benefit Plan Obligations............................... 26
     Section 6.18.    No Other Broker........................................ 29
     Section 6.19.    Undisclosed Liabilities................................ 29
     Section 6.20.    Capitalization......................................... 29
     Section 6.21.    Absence of Changes..................................... 30
     Section 6.22.    Disclosure............................................. 30
     Section 6.23.    Stockholders' Investment Intent........................ 30
     Section 6.24.    Securities Legend; Stop Transfer Instructions.......... 30
     Section 6.25.    Pooling Representation Letters......................... 31

ARTICLE VII

  REPRESENTATIONS AND WARRANTIES OF BPB AND BPIM............................. 31
     Section 7.1.     Organization........................................... 31
     Section 7.2.     Authority; No Violation................................ 31
     Section 7.3.     Consents and Approvals ................................ 33
     Section 7.4.     No Actions; Suits or Proceedings ...................... 33
     Section 7.5.     Financial Ability...................................... 33
     Section 7.6.     No Other Broker........................................ 33
     Section 7.7.     BPB Shares............................................. 33

     Section 7.8.     BPB Reports............................................ 33
     Section 7.9.     Pooling Matters........................................ 34
     Section 7.10.    Ownership of BPIM; No Prior Activities................. 34

ARTICLE VIII

  COVENANTS.................................................................. 35
     Section 8.1.     Conduct of Business.................................... 35
     Section 8.2.     Advisory Contract Consents and Approvals and Other
                        Actions.............................................. 36
     Section 8.3.     Confidentiality and Announcements...................... 37
     Section 8.4.     Expenses............................................... 37
     Section 8.5.     Release of the Company and its Affiliates.............. 38
     Section 8.6.     Covenants of BPB....................................... 38
     Section 8.7.     Access; Certain Communications......................... 38
     Section 8.8.     Regulatory Matters; Third Party Consents............... 39
     Section 8.9.     Further Assurances..................................... 39
     Section 8.10.    Insurance.............................................. 40
     Section 8.11.    Notification of Certain Matters........................ 40
     Section 8.12.    Maintenance of Records................................. 40
     Section 8.13.    Compliance with Section 15(f) of the 1940 Act by the
                        BPB.................................................. 40
     Section 8.14.    Company Distribution................................... 41
     Section 8.15.    Non-Competition........................................ 41
     Section 8.16.    No Solicitation or Acceptance of Other Offers.......... 41
     Section 8.17.    Pooling Accounting Treatment .......................... 41
     Section 8.18.    Listing of BPB Shares.................................. 41
     Section 8.19.    Escrow Agreement....................................... 42
     Section 8.20.    Certain Agreements..................................... 42
     Section 8.21.    Affiliate Letters...................................... 42

ARTICLE IX

  CONDITIONS TO CLOSING...................................................... 42
     Section 9.1.     Conditions to the BPB's and BPIM's Obligations......... 42
     Section 9.2.     Conditions to the Company's and the Stockholders'
                        Obligations.......................................... 44
     Section 9.3.     Mutual Conditions...................................... 45

ARTICLE X

  INDEMNIFICATION............................................................ 46
     Section 10.1.    Obligations of the Stockholders........................ 46
     Section 10.2.    Obligations of BPB..................................... 47

     Section 10.3.    Procedure.............................................. 47
     Section 10.4.    Notice of Non-Third Party Claims....................... 49
     Section 10.5.    Survival of Indemnity.................................. 49
     Section 10.6.    Minimum Indemnification Obligation..................... 49
     Section 10.7.    Claim Settlement Procedures............................ 50
     Section 10.8.    Subrogation............................................ 52
     Section 10.9.    Satisfaction of Indemnification Obligations............ 52
     Section 10.10.   Exclusive Remedy....................................... 52

ARTICLE XI

  TAX MATTERS................................................................ 53
     Section 11.1.    Tax Cooperation........................................ 53
     Section 11.2.    Filing Responsibility.................................. 53
     Section 11.3.    Refunds or Credits..................................... 54

ARTICLE XII

  TERMINATION/SURVIVAL....................................................... 54
     Section 12.1.    Termination............................................ 54
     Section 12.2.    Effect of Termination.................................. 55
     Section 12.3.    Survival of Representations and Warranties............. 55

ARTICLE XIII

  MISCELLANEOUS.............................................................. 55
     Section 13.1.    Expenses............................................... 55
     Section 13.2.    Amendments; Extension; Waiver.......................... 56
     Section 13.3.    Entire Agreement....................................... 56
     Section 13.4.    Specific Performance; Injunctive Relief................ 57
     Section 13.5.    Interpretation......................................... 57
     Section 13.6.    Severability........................................... 57
     Section 13.7.    Notices................................................ 57
     Section 13.8.    Binding Effect; Persons Benefiting; No Assignment...... 58
     Section 13.9.    Counterparts........................................... 58
     Section 13.10.   Governing Law.......................................... 59
     Section 13.11.   Service; Jurisdiction.................................. 59
     Section 13.12.   Stockholders' Representatives.......................... 59

     Exhibit A    Stockholders' Representatives Power of Attorney
     Exhibit B    Registration Rights Agreement
     Exhibit C    Opinion of Ropes & Gray
     Exhibit D    Opinion of BPB's Counsel
     Exhibit E    Investment Advisory Notice
     Exhibit F    Form of Affiliate Letter
     Exhibit G    Press Release
     Exhibit H    Escrow Agreement
     Exhibit I    Opinion of KPMG Peat Marwick, LLP
     Exhibit J    Opinion of Baril & Smith

                         AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of August 13, 1997 (this "Agreement"), by and among Boston Private Bancorp, Inc., a Massachusetts Corporation ("BPB"), Boston Private Investment Management, Inc., a Massachusetts corporation and wholly owned subsidiary of BPB (the "BPIM"), Westfield Capital Management Company, Inc., a Massachusetts corporation (the "Company"), and C. Michael Hazard, Michael J. Chapman, Arthur J. Bauernfeind, Jill A. Roeting, David Boyce, William A. Muggia, Bruce R. Watts, Jr., Stephen C. Demirjian and Karen B. Agnew and any other individual who acquires securities issued by the Company prior to the Closing and becomes a party hereto (collectively, the "Stockholders" and each a "Stockholder").


                                   RECITALS:

          WHEREAS, the Stockholders own all of the issued and outstanding shares of Class A common stock, $.01 par value per share (the "Class A Common Stock"); Class B common stock, $.01 par value per share (the "Class B Common Stock," and all of the issued and outstanding shares of Class A Common Stock and of Class B Common Stock being collectively referred to herein as the "Shares"), of the Company;

          WHEREAS, the Company serves as investment adviser to pension funds and other institutional accounts, as investment counselor to individual clients, as general partner and investment manager to private funds and as investment sub-advisor for open-end investment funds;

          WHEREAS, BPB wishes to acquire the Company upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, the respective boards of directors of BPB, BPIM and the Company, and BPB as the sole stockholder of BPIM, and the Stockholders as the holders of the Shares, have each approved the merger of BPIM with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Massachusetts Business Corporation Law (the "MBCL");

          WHEREAS, BPIM and the Company intend that the Merger will be treated as a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, that this Agreement shall constitute a plan of reorganization for the purposes of Section 368 of the Code and that the Merger will be treated as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16;

          WHEREAS, following the Merger, BPB desires to contribute all of the outstanding capital stock of the Surviving Corporation (as hereinafter defined) to a newly organized wholly owned subsidiary of BPB to be named Boston Private Investment Management, Inc.;

          WHEREAS, in furtherance of the consummation of the transactions contemplated herein, the parties hereto desire to enter into this Agreement;

          NOW, THEREFORE, in consideration of and premised upon the various representations, warranties, covenants and other agreements and undertakings of BPB, BPIM, the Company and the Stockholders contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     Section 1.1    Definitions.    For all purposes in this Agreement, the
                    -----------
following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

          "Adjusted Advisory Revenue" means the annualized base revenues (exclusive of performance fees) of the Company as of the third Business Day prior to the Closing Date from all investment advisory agreements in effect and to which it is a party as of the Closing. For this purpose, the following investment advisory agreements are treated as being in effect at such time: (1) each investment advisory agreement as to which written consent to the transactions hereunder or a new investment advisory agreement effective at the Closing has been received and is in effect at the Closing in accordance with
Section 8.2 hereof and (2) each investment advisory agreement included on
Schedule 8.2(c) as to which notice of the transaction contemplated hereby has been sent in accordance with Section 8.2(c) hereof and no written or oral notice of termination or intention to terminate has been received prior to the Closing. Adjusted Advisory Revenue shall be calculated based upon the fee rates to be in effect immediately after the Closing under each applicable investment advisory agreement and the Deemed Market Value of the assets subject to each such agreement. For purposes of calculating the Deemed Market Value of the assets subject to any such agreement, an investment advisory agreement with any client treated as being in effect as of the Closing Date that replaces (or otherwise relates to the same assets as) an investment advisory agreement in effect on July 31, 1997 with such client or such client's predecessor shall be considered the same agreement as the agreement in effect on such date.

          "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC thereunder.

          "Advisory Revenue Adjustment" means that number of BPB Shares determined by multiplying (1) the number of Base Shares by (2) 1 minus a ratio, the numerator of which shall be Adjusted Advisory Revenue and the denominator of which shall be the Advisory Revenue Threshold, and rounding the product to the nearest whole BPB Share; provided, however, that the Advisory Revenue Adjustment shall equal 0 in the event that Adjusted Advisory Revenue is equal to or greater than 90% of the Advisory Revenue Threshold. The Advisory Revenue Adjustment and the related Adjusted Advisory Revenue determinations as of the Closing shall be made on or prior to the Closing Date by the Stockholders in good faith and in such detail as BPB may reasonably request.

          "Advisory Revenue Threshold" means the annualized base revenues (exclusive of performance fees) of the Company as of July 31, 1997 from all investment advisory agreements in effect as of such date, calculated based upon the fee rates in effect on such date under each applicable investment advisory agreement and the market value as of such date of the assets then subject to such agreement.

          "Affiliate" means any corporation, partnership, entity or other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

          "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement applicable to the Company, any Stockholder or BPB, as the case may be, or any of their respective Affiliates, properties, assets, officers, directors, employees or agents.

          "BPB Shares" means the shares of common stock, $1.00 par value per share, of BPB.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in the Commonwealth of Massachusetts are generally closed for regular banking business.

          "Buyer Agreements" means this Agreement, the Registration Rights Agreement and the agreements referred to in Section 9.1(f).

          "Closing" means the completion of the transactions contemplated by
Section 3.1 of this Agreement.

          "Closing Date" means the date of the Closing.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company Assets" means all assets of the Company as of the date hereof and as of the Closing Date including, but not limited to, Company Contracts, Furniture, Fixtures and Equipment, Intellectual Property, Leases, Real Property, Records, Software and any other material assets of the Company, each of which other material assets as of the date hereof is set forth on Schedule 1.1(a) hereto.

          "Company Contracts" means any written investment advisory or marketing consulting agreement and any lease, license or other agreement relating to the use by the Company of Furniture, Fixtures and Equipment, Intellectual Property, Software and Technology Systems in the ordinary course of its business, and all rights and interests of the Company arising thereunder or in connection therewith.

          "Current Assets" means, as of any date, the sum of the following assets: (1) for each investment advisory agreement of the Company, an amount equal to the product obtained by multiplying (A) the value of the assets managed pursuant to such agreement at the close of business on the day prior to such date times (B) a fraction, the numerator of which is the number of days elapsed prior to such date during the current billing period for such agreement and the denominator of which is the total number of days in such billing period times
(C) the base advisory fee rate for such period, (2) the Company's cash, cash items and accounts receivable, (3) the Company's prepaid current expenses and
(4) any other assets of the Company properly characterized as "current" in accordance with GAAP.

          "Current Liabilities" means, as of any date, the sum of the following liabilities: (1) accrued but unpaid expenses of the Company properly characterized as current in accordance with GAAP, including salary, bonus and all other incentive and marketing compensation (including incentive compensation from marketing servicing contracts), rent, taxes and accounts payable, (2) all unpaid fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby (including the financial advisory, legal, accounting, proxy, filing and insurance fees and expenses, except to the extent any such expenses are to be borne by BPB as provided in
Section 13.1 hereof) and (3) the unpaid principal amount of and any accrued but unpaid interest on any indebtedness for any and all money borrowed (without regard to the term until maturity) of the Company and the amount of any dividend or distribution declared by the Company but not yet paid; provided, further,
                                                          --------  -------
that clause (3) above shall not include capitalized lease obligations (it being understood that only unpaid lease obligations thereunder for the current year shall be included in clause (1) above).

          The "Deemed Market Value" of the assets subject to any applicable investment advisory agreement (whether such agreement was entered into on, prior to or after July 31, 1997) shall equal (1) the market value as of July 31, 1997 of the assets then subject to such agreement, plus (2) the market value of any
                                              ----
assets contributed by a client after July 31, 1997 to the assets subject to such agreement, with such assets being valued at the time they were so contributed and with cash assets having their face value, minus (3) the market value of any
                                              -----
assets subject to such agreement at or at any time after July 31, 1997 but withdrawn from being subject to such agreement at or prior to the Closing Date, with such assets being valued at the time they were so withdrawn and with cash assets having their face value.

          "Encumbrance" means any lien, pledge, security interest, claim, charge, easement, limitation, commitment, encroachment, restriction or encumbrance of any kind or nature whatsoever.

          "Environmental Law" means all applicable federal, state and local laws, rules, regulations, common law, ordinances, decrees, orders, contracts and other binding obligations relating to pollution (including the treatment, storage and disposal of wastes and the cleanup of releases and threatened releases of materials), the preservation of the environment or the exposure to materials in the environment or workplace.

          "Equity Securities" means capital stock or other equity interests of any Person or any securities convertible into or exchangeable for capital stock or other equity interests or any other rights, warrants or options to acquire any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Agreement" means an agreement in substantially the form of Exhibit H hereto entered into prior to closing by and among BPB, the Stockholders and the Escrow Agent.

          "Escrow Material" means the Escrow Shares held by the Escrow Agent under the Escrow Agreement and all securities and other property received and held in escrow by the Escrow Agent under the Escrow Agreement in accordance with the terms thereof.

          "Escrow Shares" means the number of BPB Shares obtained by subtracting the number of BPB Shares to be delivered pursuant to Section 3.2(c)(1) from the number of Purchase Shares.

          "Furniture, Fixtures and Equipment" means all furniture, fixtures and equipment that are located in the ordinary course at any Operating Site and used by the Company.

          "GAAP" means generally accepted accounting principles as used in the United States of America as in effect at the time any applicable financial statements were prepared or any act requiring the application of GAAP was performed, applied on a consistent basis.

          "Governmental Authority" means any nation or government, any state, territory or other political subdivision, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC or any other government authority, agency, department, board, commission or instrumentality of the United States, any foreign government, any state or territory of the United States or any political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the National Association of Securities Dealers, Inc., the Commodities and Futures Trading Commission, the National Futures Association, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Office of Trust Supervision, the Massachusetts Commissioner of Banks and the Massachusetts Board of Bank Incorporators.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Indemnifiable Claim" means any Loss for which a party is entitled to indemnification under this Agreement.

          "Indemnified Party" means the party entitled to the benefits of indemnification hereunder.

          "Indemnifying Party" means the party obligated to provide indemnification hereunder.

          "Independent Accounting Firm" means any accounting firm of recognized national standing, except for any such firm that serves as the independent public accountants of the Company, BPB or any of their respective Affiliates; provided, however, that if there exists no accounting firm that meets the
--------  -------
qualifications set forth above in this definition, then the term "Independent Accounting Firm" shall mean any accounting firm designated as such by BPB and the Stockholders' Representatives.

          "Intellectual Property" means all domestic and foreign letters patent, patents, software, know-how, trade names, common law and other trademarks, service marks, copyright registrations and applications and state or federal common law usages, and all registrations or applications for registration of any of the foregoing.

          "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations of the SEC thereunder.

          "Investment Companies" means each investment portfolio of every Person required to be registered as an investment company under the Investment Company Act with respect to which the Company is as of the date hereof or any date prior to the Closing Date a party to an investment advisory agreement (including any investment subadvisory agreements).

          "IRS" means the Internal Revenue Service.

          "Lease" means any of the real estate leases or subleases, or a sublease of the Company with respect to any Operating Site.

          "Leased Properties" means all leasehold interests in real property leased by the Company in which an Operating Site is located.

          "Leasehold Improvements" means all improvements to the Leased Properties installed or constructed by or on behalf of the Company and used in connection with the operation or maintenance of any Operating Site.

          "Loss" means any and all claims, losses, liabilities, costs, penalties, fines and expenses (including reasonable attorney's, accountant's, consultant's and expert's fees and expenses), damages, obligations to third parties, expenditures, proceedings, judgments, awards or demands that are imposed upon or otherwise incurred or suffered by the relevant party.

          "Operating Sites" means all offices at which the Company conducts business.

          "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

          "Permitted Encumbrances" means all Encumbrances which are:

          (1)  Encumbrances set forth on Schedule 1.1(b);
          (2)  Taxes or assessments that are not yet due and payable;
          (3) matters which would be shown on an accurate survey and any other defect or exception which would be disclosed by a search of title, which in each case does not materially impair the use, operation, value or marketability of the Company Asset to which it relates;
          (4) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the Ordinary Course of Business for sums not yet due and payable; or
          (5) other liens or imperfections on property which individually or in the aggregate do not exceed $10,000 and do not materially detract from the value of or materially impair the existing use of the property affected by such liens or imperfections.

          "Person" means any individual, corporation, company, partnership (limited or general), joint venture, association, trust or other entity.

          "Pooled Products" means all vehicles for collective investment (in whatever form of organization, including in the form of a corporation, company, partnership (limited or general), association or trust and including each separate portfolio of any of the foregoing) with respect to which the Company is the sponsor and serves as investment advisor, manager or equivalent role.

          "Real Property" means all real property, appurtenances thereto, fixtures and improvements, rights in connection therewith, or any interest therein, including, without limitation, leasehold estates, of the Company.

          "Records" means all records and original documents in the Company's possession which pertain to or are utilized by the Company to administer, reflect, monitor, evidence or record information respecting the business or conduct of the Company including: (1) all such records maintained on electronic or magnetic media, or in the electronic data base system of the Company and (2) all such records and original documents respecting Company Contracts or necessary or appropriate to comply with any Applicable Law, including any and all records kept in accordance with the Advisers Act or the Investment Company Act or documents filed pursuant to any Securities Laws.

          "SEC" shall mean the Securities and Exchange Commission.

          "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by law, by contract or otherwise, by an entity pursuant to the Securities Laws.

          "Securities Laws" shall mean the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Investment Company Act; the Advisers Act; the Trust Indenture Act of 1939, as amended; the published rules and regulations of the SEC promulgated thereunder; and the securities or "blue sky" laws of any state or territory of the United States.

          "Software" means all computer programs, software, firmware and related documentation used in the operation of the Technology Systems.

          "Stockholders' Representatives" means C. Michael Hazard, Michael J. Chapman and Arthur J. Bauernfeind, who have been granted a power of attorney by each Stockholder pursuant to the Stockholders' Representatives Power of Attorney, or the individuals serving from time to time in the capacity of the Stockholders' Representatives under the Stockholders' Representatives' Power of Attorney.

          "Stockholders' Representatives Power of Attorney" means the agreement and power of attorney in the form of Exhibit A.

          "Subsidiary" means, when used with respect to any Person which is not a natural person, any corporation, association or other business entity a majority (by the number of votes) of the voting securities of which is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Tax Authority" includes the IRS and any state, local, foreign or other governmental authority responsible for the administration of any Taxes.

          "Taxes" mean all federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments and other charges including, without limitation, all income, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, excise, employment, payroll, social security, unemployment, disability, estimated or withholding taxes, and all customs and import duties, together with any interest, additions, fines or penalties with respect thereto or in respect of any failure to comply with any requirement regarding Tax Returns and any interest in respect of such additions, fines or penalties.

          "Tax Return" means any return, report, information statement, schedule or other document (including any related or supporting information) with respect to Taxes.

          "Treasury Regulations" means the regulations promulgated under the Code.

          "Unsponsored Pooled Products" means all vehicles for collective investment (in whatever form of organization, including in the form of a corporation, company, partnership (limited or general), association or trust and including separate portfolios of any of the foregoing) with respect to which the Company serves as investment adviser, manager or equivalent role and does not serve as sponsor.

               (i) The following terms shall have the meaning specified in the indicated section of this Agreement:

Term                                  Section
-------------------------------  -----------------
Affiliate Letter...............  Section 6.26
Arbitrator.....................  Section 10.7(c)
Articles of Merger.............  Section 2.7
Agreement......................  Preamble
Balance Sheet..................  Section 6.3
Base Shares....................  Section 2.1
Baril & Smith..................  Section 9.1(k)
BPB............................  Preamble
BPIM...........................  Preamble
Buyer Material Adverse Effect..  Section 7.1
Class A Common Stock...........  Recitals
Class B Common Stock...........  Recitals
Company........................  Preamble
Claim..........................  Section 10.7(a)
Disputed Claim.................  Section 10.7(b)
Effective Time.................  Section 2.7
ERISA Affiliate................  Section 6.17(a)
ERISA Plan.....................  Section 6.17(a)
Escrow Agent...................  Section 3.2(c)(3)
Escrow Termination Date........  Section 10.7(e)
Financial Statements...........  Section 6.3
Material Adverse Effect........  Section 6.1
MBCL...........................  Recitals
Merger.........................  Recitals
Non-Third Party Claim..........  Section 10.4
Notice.........................  Section 10.7(a)
Notice of Contention...........  Section 10.7(b)
PBGC...........................  Section 6.17(b)
Permits........................  Section 6.7(a)
Plans..........................  Section 6.17(a)
Proceeding.....................  Section 10.7(c)
Purchase Shares................  Section 2.1
Registration Rights Agreement..  Section 9.2(d)
Resolved Claim.................  Section 10.7(d)
SEC Reports....................  Section 7.8(a)
Shares.........................  Recitals
Straddle Period................  Section 11.2(c)
Stockholders...................  Preamble
Stockholders' Obligation.......  Section 13.12
Surviving Corporation..........  Section 2.3
Technology Systems.............  Section 6.11(a)
Third Party Claim..............  Section 9.3.(a)

                                  ARTICLE II

                        THE MERGER AND RELATED MATTERS

     Section 2.1.   General.  This Agreement provides for the Merger of BPIM
                    -------
with and into the Company. In the Merger, the then outstanding Shares will be converted at the Effective Time (as hereinafter defined) into the right to receive, at the Closing (as hereinafter defined) and subject to the terms and conditions of this Agreement and the Escrow Agreement (as hereinafter defined), an aggregate of 3,918,367 BPB Shares (the "Base Shares") minus the Advisory Revenue Adjustment, if applicable (such excess being called the "Purchase Shares"). Notwithstanding anything to the contrary contained in this Agreement, in no event shall BPB be obligated to deliver any BPB Shares in the Merger in excess of the Purchase Shares.

     Section 2.2.   Conversion of Shares.  At the Effective Time, (a) each Share
                    --------------------
issued and outstanding immediately prior to the Effective Time (other than Shares which are held by the Company or by BPB or any of their respective subsidiaries, including without limitation BPIM, all of which shares will at the Effective Time be canceled and retired and shall cease to exist, and no stock of BPB or other consideration shall be delivered in exchange therefor) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive a number of BPB Shares equal to the quotient of the Purchase Shares (calculated in accordance with Section 2.1 hereof) divided by 1655, subject to adjustment pursuant to the terms of this Agreement and the Escrow Agreement; and (b) each share of common stock, par value $.01 per share, of BPIM issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, $.01 par value, of the Surviving Corporation.

     Section 2.3.   Surviving Corporation.  In accordance with the provisions of
                    ---------------------
this Agreement and the MBCL, at the Effective Time, BPIM shall be merged with and into the Company, and the Company shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the Commonwealth of Massachusetts. The name of the Surviving Corporation shall continue to be Westfield Capital Management Company, Inc. The Surviving Corporation's authorized capital stock shall consist of 200,000 shares of common stock, $.01 par value. The purpose of the Surviving Corporation shall be to hold stock of its investment management affiliates and to engage in and carry on any other business or other activity permitted to a corporation organized under Chapter 156B of the Massachusetts General Laws, whether or not
related to the holding of stock of its investment management affiliates.   The
separate corporate existence of BPIM shall terminate at the Effective Time.

     Section 2.4.   Effect of the Merger.  At the Effective Time, the Merger
                    --------------------
shall have the effects on the estate, property, rights, privileges, powers and franchises of the

Company and BPIM and all of their property, real, personal and mixed, and all the debts due on whatever account to either of them, as well as all stock subscriptions and other choices in action belonging to either of them, as set forth in the MBCL.

     Section 2.5.   Organizational Documents.  The Articles of Organization of
                    ------------------------
the Company, as in effect at the Effective Time and as amended in accordance with Section 2.7 hereof, shall be the Articles of Organization of the Surviving Corporation until thereafter amended as provided by law. The By-Laws of BPIM, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation, until amended as provided by law and the express terms of such By-Laws. At the Closing, the Stockholders or the Company shall deliver or cause to be delivered to BPB the stock book, stock ledger, minute book and corporate seal, if any, of the Company.

     Section 2.6.   Directors and Officers.  The directors and officers of the
                    ----------------------
Surviving Corporation shall consist of the directors and officers of the Company immediately prior to the Effective Time, together with Timothy L. Vaill as Chairman of the Board of Directors, each to hold office in accordance with the MBCL, the Articles of Organization of the Surviving Corporation and the By-Laws of the Surviving Corporation.

     Section 2.7.   Effective Time.  On the Closing Date, the Merger shall be
                    --------------
effected by the filing with the Secretary of State of the Commonwealth of Massachusetts of Articles of Merger (the "Articles of Merger") meeting the requirements of the MBCL and providing for the amendment of the Articles of Organization of the Company (and the Surviving Corporation) to reflect terms and provisions substantially identical in substance to those of the Articles of Organization of BPIM, as in effect immediately prior to the Effective Time with such changes as BPB in its sole discretion shall deem proper. The term "Effective Time" shall be the date and time when the Merger becomes effective in accordance with the preceding sentence.


                                  ARTICLE III

                                  THE CLOSING

     Section 3.1.   Closing.  Subject to the terms and conditions of this
                    -------
Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall be at 10:00 a.m. (Boston time) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts 02108, or at such other location designated by BPB, on the date (the "Closing Date") that is the latest of (i) October 15, 1997 or (ii) the earliest practicable date on which the conditions set forth in Article IX hereof (other than those conditions designating instruments, opinions, certificates or other documents to be delivered at the Closing) have been satisfied or waived.

     Section 3.2.   Instruments of Transfer.
                    -----------------------

          (a) At 8:00 a.m. (Boston time) on the Closing Date the Stockholders' Representatives shall deliver to BPB in writing a statement of the Advisory Revenue Threshold and Adjusted Advisory Revenue, which calculations shall be accompanied by a schedule setting forth in reasonable detail the calculation thereof.

          (b) At the Closing, the Stockholders' Representatives shall deliver, or shall cause to be delivered, to BPB the following:

                    (1) certificates representing all of the Shares free and clear of any Encumbrance, except transfer restrictions under Securities Laws; and

                    (2)  the documents required to be delivered pursuant to
          Section 9.1 hereof.

          (c) At the Closing, BPB shall deliver, or shall cause to be delivered, the following:

               (i) to each Stockholder in accordance with instructions provided to BPB by the Stockholders' Representatives, certificates representing the number of BPB Shares obtained by multiplying (A) the Purchase Shares by (B) .90, rounding the product up to the nearest whole number of BPB Shares and multiplying such product by (C) a fraction, the numerator of which is the number of Shares then owned by such Stockholder and the denominator of which is the total number of Shares and rounding to the nearest whole BPB Share, such certificates bearing or accompanied by all requisite stock transfer stamps and free and clear of any Encumbrance, except transfer restrictions under Securities Laws;

               (ii) to the Stockholders' Representatives, the documents required to be delivered pursuant to Section 9.2 hereof; and

               (iii) to Brown Brothers Harriman & Co., or such other bank or trust company as BPB and the Sellers' Representatives may agree, as escrow agent (the "Escrow Agent"), certificates representing the Escrow Shares, to be placed in escrow under the terms of the Escrow Agreement, such certificates bearing or accompanied by all stock transfer stamps and free and clear of any Encumbrances, except transfer restrictions under Securities Laws.

                                  ARTICLE IV

         CERTAIN REPRESENTATIONS AND WARRANTIES OF C. MICHAEL  HAZARD,
                 MICHAEL J. CHAPMAN AND ARTHUR J. BAUERNFEIND

          Each of C. Michael Hazard, Michael J. Chapman and Arthur J. Bauernfeind jointly and severally represents and warrants to BPB as follows:

     Section 4.1.   Authority; No Violation; Consents.
                    ---------------------------------

          (a) Each Stockholder has full power, right and authority to enter into and carry out its obligations under this Agreement and the Stockholders' Representatives Power of Attorney. This Agreement and the Stockholders' Representatives Power of Attorney have been duly executed and delivered by each Stockholder. This Agreement and the Stockholders' Representatives Power of Attorney are the legal, valid and binding obligations of each Stockholder, enforceable in accordance with its terms, and are not subject to any rights of spousal or other comparable consent or approval, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. The consummation of the transactions contemplated hereby have been duly and validly approved by all requisite action on the part of the Stockholders as stockholders of the Company, and no other action on the part of the Stockholders as stockholders of the Company is necessary to approve this Agreement and to consummate the transactions contemplated hereby.

          (b) Neither the execution, delivery and performance of this Agreement and the Stockholders' Representatives Power of Attorney by or on behalf of each Stockholder, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or the creation of any Encumbrance upon any of the properties or assets of any Stockholder under any of the terms, conditions or provisions of (x) the charter documents or Bylaws of the Company or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any Stockholder is a party or by which any of them may be bound, or to which any Stockholder or any of his or her properties or assets may be subject; or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to any Stockholder or to any of his or her properties or assets.

          (c) Except for required filings under the HSR Act, those notices, filings or authorizations described in Section 7.3 and as provided in Schedule 4.1(c), no material notice to, filing with, authorization of, exemption by, or consent or approval of, any regulatory authority is necessary for the consummation by any Stockholder of the transactions contemplated by this Agreement.

          (d) The Stockholders' Representatives are the duly appointed attorneys-in-fact of each Stockholder and have full power and authority to act for and bind each Stockholder in all respects in connection with this Agreement including, without limitation, with respect to rights and obligations of the Stockholders under Articles III, VIII, X, XI, XII and XIII hereof. No Stockholder has or shall have any right, nor shall any Stockholder seek, to act individually with respect to BPB or BPIM in connection with the matters relating to this Agreement; all such action to be coordinated for the Stockholders exclusively through the Stockholders' Representatives. The Stockholders' Representatives are in receipt of all share certificates and other documentation necessary to carry out their obligations pursuant to Section 3.2 hereof and are duly authorized by each Stockholder to carry out such obligations and to effect the Merger in accordance with the terms of this Agreement.

     Section 4.2.   Stockholders' Title.  Each Stockholder has good and
                    -------------------
marketable title to his or her Shares free and clear of any restrictions on transfer or voting, Encumbrances or preemptive rights, except as set forth on
Schedule 4.2. The Shares are fully paid and non-assessable. Each Stockholder has the full power, right and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and upon consummation of the transactions contemplated by this Agreement, BPB will have acquired good and marketable title to the Shares free and clear of any restrictions on transfer or voting or Encumbrances except such as may be created by BPB.

     Section 4.3.   Stockholders' Litigation.  There is no action, suit or
                    ------------------------
proceeding pending against, or to the knowledge of any Stockholder threatened against or affecting, any Stockholder or any of his or her respective properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby or by the Stockholders' Representatives Power of Attorney.

     Section 4.4.   Stockholders' Preemptive or Other Rights.  Except as set
                    ----------------------------------------
forth on Schedule 4.4, no Stockholder has preemptive or other similar rights to acquire any shares of capital stock of any class of the Company or any securities convertible into or exchangeable for any such shares. Except for this Agreement, no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating any Stockholder, contingently or otherwise, to issue or sell, or cause to be issued or sold, any shares of capital stock of any class of the Company or any securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given.

     Section 4.5.   Stockholders' Share Ownership.  Except as set forth on
                    -----------------------------
Schedule 4.5, no Stockholder owns any Shares.

                                   ARTICLE V

     CERTAIN INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF JILL A. ROETING,
             DAVID BOYCE, WILLIAM A. MUGGIA, BRUCE R. WATTS, JR.,
                    STEPHEN C. DEMIRJIAN AND KAREN B. AGNEW

          Each of Jill A. Roeting, David Boyce, William A. Muggia, Bruce R. Watts, Jr., Stephen C. Demirjian and Karen B. Agnew individually represents and warrants with respect to only himself or herself to each of BPB and BPIM as follows:

     Section 5.1.   Authority; No Violation; Consents.
                    ---------------------------------

          (a) The Stockholder has full power, right and authority to enter into and carry out its obligations under this Agreement and the Stockholders' Representatives Power of Attorney. This Agreement and the Stockholders' Representatives Power of Attorney have been duly executed and delivered by the Stockholder. This Agreement and the Stockholders' Representatives Power of Attorney are the legal, valid and binding obligations of the Stockholder, enforceable in accordance with its terms, and are not subject to any rights of spousal or other comparable consent or approval, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. The consummation of the transactions contemplated hereby have been duly and validly approved by all requisite action on the part of the Stockholder as a stockholder of the Company, and no other action on the part of the Stockholder as a stockholder of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby.

          (b) Neither the execution, delivery and performance of this Agreement and the Stockholders' Representatives Power of Attorney by or on behalf of the Stockholder, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or the creation of any Encumbrance upon any of the properties or assets of the Stockholder under any of the terms, conditions or provisions of (x) the charter documents or Bylaws of the Company or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Stockholder is a party or by which any of them may be bound, or to which the Stockholder or any of his or her properties or assets may be subject; or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or to any of his or her properties or assets.

          (c) Except for required filings under the HSR Act, those notices, filings or authorizations described in Section 7.3 and as provided in Schedule 5.1(c), no material notice to, filing with, authorization of, exemption by, or consent or approval of, any regulatory authority is necessary for the consummation by the Stockholder of the transactions contemplated by this Agreement.

          (d) The Stockholders' Representatives are the duly appointed attorneys-in-fact of the Stockholder and have full power and authority to act for and bind the Stockholder in all respects in connection with this Agreement including, without limitation, with respect to rights and obligations of the Stockholder under Articles III, VIII, X, XI, XII and XIII hereof. The Stockholder does not and shall not have any right, nor shall the Stockholder seek, to act individually with respect to BPB or BPIM in connection with the matters relating to this Agreement; all such action to be coordinated for the Stockholder exclusively through the Stockholders' Representatives. The Stockholders' Representatives are in receipt of all share certificates and other documentation necessary to carry out their obligations pursuant to Section 3.2 hereof and are duly authorized by the Stockholder to carry out such obligations and to effect the Merger in accordance with the terms of this Agreement.

     Section 5.2.   Stockholders' Title.  The Stockholder has good and
                    -------------------
marketable title to his or her Shares free and clear of any restrictions on transfer or voting, Encumbrances or preemptive rights, except as set forth on
Schedule 5.2. The Shares are fully paid and non-assessable. The Stockholder has the full power, right and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and upon consummation of the transactions contemplated by this Agreement, BPB will have acquired good and marketable title to the Shares free and clear of any restrictions on transfer or voting or Encumbrances except such as may be created by BPB.

     Section 5.3.   Stockholders' Litigation.  There is no action, suit or
                    ------------------------
proceeding pending against, or to the knowledge of the Stockholder threatened against or affecting, the Stockholder or any of his or her respective properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby or by the Stockholders' Representatives Power of Attorney.

     Section 5.4.   Stockholders' Preemptive or Other Rights.  Except as set
                    ----------------------------------------
forth on Schedule 5.4, the Stockholder does not have preemptive or other similar rights to acquire any shares of capital stock of any class of the Company or any securities convertible into or exchangeable for any such shares. Except for this Agreement, no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating the Stockholder, contingently or otherwise, to issue or sell, or cause to be issued or sold, any shares of capital stock of any class of the Company or any securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given.

     Section 5.5.   Stockholders' Share Ownership.  Except as set forth on
                    -----------------------------
Schedule 5.5, the Stockholder does not own any Shares.


                                  ARTICLE VI

                     JOINT REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE STOCKHOLDERS

     The Company and each of the Stockholders jointly and severally represents and warrants to BPB and BPIM as follows:

     Section 6.1.   Organization and Related Matters.  The Company is a
                    --------------------------------
corporation, duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Each Pooled Product has been duly organized as a corporation, general partnership, limited partnership or group trust, as the case may be, and is validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization. The Company and each Pooled Product has the corporate or other requisite power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, assets, financial condition or results of operations of the Company taken as a whole or on the ability of any of the parties to complete the transactions contemplated hereby (a "Material Adverse Effect"). The copies of the charter, by-laws, comparable organizational document and any amendments thereto of the Company and each Pooled Product heretofore delivered to BPB and BPIM are complete and correct copies of such instruments as currently in effect. The Company has no Subsidiaries. Schedule 6.1 describes all Equity Securities owned by the Company as of the date hereof. The consummation of the transactions contemplated hereby have been approved by all requisite corporate actions on the part of the Company and each of its stockholders, no other corporate action on the part of the Company or its stockholders is necessary to approve this Agreement or to consummate the transactions contemplated hereby and no Stockholder has objected or will object to the transactions contemplated hereby.

     Section 6.2.   No Violation.  The consummation of the transactions
                    ------------
contemplated hereby will not (i) violate any provision of the Articles of Organization or By-Laws of the Company or the certificate of incorporation, by-laws or similar governing documents of any Pooled Product or (ii) assuming that the consents and approvals referred to in Section 8.2 hereof are duly obtained,
(x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any

Pooled Product or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon, any of the Company Assets, or any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Pooled Product is a party, or by which the Company or any Pooled Product, or any of their respective properties or assets may be bound or affected, except (in the case of clause
(ii) above) for such violations, conflicts, breaches, losses of benefits, defaults, terminations, cancellations, accelerations or Encumbrances which, either individually or in the aggregate, would not have or could not reasonably be expected to have a Material Adverse Effect.

     Section 6.3.   Financial Statements.  The Company and the Stockholders have
                    --------------------
previously delivered to BPB copies of the audited balance sheet of the Company as of December 31, 1996, together with related notes thereto (the "Balance Sheet"), and as of December 31, 1995, December 31, 1994 and December 31, 1993, together with the related notes thereto, and the related audited statements of income, changes in stockholders' equity and cash flows for the fiscal year ended December 31, 1996, together with the related notes thereto, in each case accompanied by the audit report of Baril & Smith, independent accountants with respect to the Company, and the unaudited balance sheet of the Company as of June 30, 1997 and the related unaudited statements of income, changes in stockholders' equity and cash flows for the six-month period then ended, together with related notes thereto (the statements referred to above being collectively referred to as the "Financial Statements"). The audited balance sheets of the Company referred to in the immediately preceding sentence (including the related notes) fairly present the consolidated financial position of the Company as of the dates thereof, and the other financial statements of the Company referred to in this Section 6.3 fairly present (subject, in the case of the interim unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated results of the operations, cash flows and changes in stockholders' equity of the Company for the respective fiscal periods therein set forth; and each of the Financial Statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved.

     Section 6.4.   Regulatory Documents.
                    --------------------

          (a) Except as set forth on Schedule 6.4 and except for instances of failure to make filings or payments that have not had or could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect, the Company and each Pooled Product have timely filed all reports, registration statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file with any Governmental Authority, including the SEC, and have paid all fees and assessments due and payable in connection therewith.

          (b) As of their respective dates, the SEC Documents of the Company and each Pooled Product complied in all material respects with the requirements of the Securities Laws, as the case may be, and the published rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of such SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Stockholders have previously delivered to BPB a complete copy of each SEC Document filed prior to the date hereof (including a composite Form ADV as in effect on the date hereof) and since December 31, 1991 and will deliver to BPB at the same time as the filing thereof a complete copy of each SEC Document filed after the date hereof and prior to the Closing Date with respect to the Company and each Pooled Product.

     Section 6.5.   Books and Records.  The Company and each Pooled Product have
                    -----------------
at all times maintained Records which accurately reflect transactions in reasonable detail, and accounting controls, policies and procedures sufficient to ensure that such transactions are (i) executed in accordance with its management's general or specific authorization, as applicable, and (ii) recorded in a manner which permits the preparation of financial statements in accordance with GAAP and applicable regulatory accounting requirements and other account and financial data, including performance results, in accordance with applicable regulatory requirements, and the documentation pertaining thereto is retained, protected and duplicated in accordance with prudent business practices and applicable regulatory requirements, including the Advisers Act and the Investment Company Act.

     Section 6.6.   Ineligible Persons.  Neither the Company nor any "affiliated
                    ------------------
person" (as defined in the Investment Company Act) thereof is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither the Company nor any "associated person" (as defined in the Advisers Act) thereof is ineligible pursuant to Section 203 of the Advisers Act to serve as a registered investment adviser or as an associated person to a registered investment adviser.

     Section 6.7.   Compliance with Applicable Law.
                    ------------------------------

          (a) Except as disclosed in Schedule 6.7(a) and except for instances of failure to hold or be in compliance and instances of default that have not had or could not reasonably be expected to have in the aggregate a Material Adverse Effect, the Company and each Pooled Product holds, and has at all times since January 1, 1992 held, all licenses, franchises, permits and authorizations (collectively, "Permits") necessary for the lawful ownership and use of their respective properties and assets and the conduct of their respective businesses under and pursuant to every, and since January 1, 1987 have complied with each, and are not in default in any material respect under any, Applicable Law relating to the Company, any Pooled Product or any of their respective assets, properties or operations, and neither any Stockholder nor the Company knows of any violations of any of the above or has received any notice asserting any such violation. To the knowledge of the Company and the Stockholders, all such Permits are valid and in good standing and are not subject to any suspension, modification or revocation or proceedings related thereto.

          (b) Except as disclosed in Schedule 6.7(b) and except for normal examinations conducted by any Governmental Authority in the regular course of the business of the Company, no Governmental Authority has initiated any pending proceeding or, to the best knowledge of the Company and the Stockholders, any pending investigation into the business or operations of the Company. To the knowledge of the Company and the Stockholders, there is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement relating to any examination of the Company.

          (c) The Company has at all times since December 31, 1991 rendered investment advisory services to investment advisory clients, including Pooled Products and Unsponsored Pooled Products, with whom the Company is or was a party to an investment advisory agreement in material compliance with all applicable requirements as to portfolio composition and portfolio management including, but not limited to, the terms of such investment advisory agreements, written instructions from such investment advisory clients, the organizational documents of such investment advisory clients, prospectuses, board of director or trustee directives and Applicable Law.

     Section 6.8.   Administration of Fiduciary Accounts.  The Company has
                    ------------------------------------
properly administered in all material respects all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Except for instances of breaches that have not had or could not reasonably be expected to have in the aggregate a Material Adverse Effect, neither the Company nor any of its directors, officers or employees has committed any breach of trust with respect to any account for which any of them serves as a fiduciary, and the accounting for each such fiduciary account is true and correct in all material respects and accurately reflects the assets of such fiduciary account.

     Section 6.9.   Company Assets.
                    --------------

          (a) The Company has good and marketable title to, or, as to the Leased Properties, a good, marketable and insurable leasehold interest in, each of the material Company Assets, free and clear of all Encumbrances other than Permitted Encumbrances. Schedule 6.9(a) contains a true and complete list of all Operating Sites.

          (b) The Company owns no Real Property. Schedule 6.9(b) contains a correct and complete schedule of all of the Leased Properties and material Leasehold Improvements on the date hereof. The Company and the Stockholders have heretofore provided BPB with a true, correct and complete copy of each written Lease, together with all amendments, modifications, alterations, and other changes thereto, and there are no unwritten Leases.

                    (1) All Leases are legal, valid and binding leases, to the knowledge of the Company and the Stockholders, enforceable by and against the Company in accordance with their respective terms;

                    (2) All conditions precedent to the enforceability of each Lease by the Company have been satisfied, and no notice of default or termination under any Lease is outstanding. To the knowledge of the Company and the Stockholders, no termination event or condition or uncured default on the part of the Company, the lessor or any sublessor exists under any Lease, and to the knowledge of the Company and the Stockholders, no event has occurred and no condition exists, and the consummation of the transactions contemplated by this Agreement will not create or result in an event or condition which with or without the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. Neither the Stockholders, the Company nor any employer of any of them is or has any ownership interest in the landlord under any Lease. All rent and other sums and charges payable by or to the Company as tenant, sublessor or sublessee thereunder are current;

                    (3) The Company has not received any written notice of non-compliance with any restriction encumbering any of the Leased Properties or of any existing or potential disturbance to or interruption in its quiet use and enjoyment of such Leased Properties;

                    (4) Except for restrictions on assignment, subletting and similar matters set forth on Schedule 6.9(b)(4) and for Permitted Encumbrances, no Lease contains any covenant that materially restricts the use, transferability or value of the subject Leased Property; and

                    (5) The Company has obtained all required estoppel letters from its lessors.

          (c) To the knowledge of the Company and the Stockholders, all of the material Leasehold Improvements, Furniture, Fixtures and Equipment and other material tangible personal property that constitute Company Assets or that are used in the conduct of the Company's business are in good working condition and free from material defects, subject to ordinary wear and tear.

     Section 6.10.  Company Contracts.  Except for Company Contracts listed on
                    -----------------
another Schedule hereto, Schedule 6.10(a)(1) lists all of the Company Contracts involving the receipt or payment by the Company in any of the two prior fiscal years or reasonably likely to involve the payment by the Company in the current or any future fiscal year of an amount in excess of $10,000 and all investment advisory contracts without regard to such threshold amount, in existence as of a date not more than three days prior to the date hereof, true, correct and complete copies of which, including all amendments and supplements thereto, have previously been made available to BPB. The Company and the Stockholders have made available to BPB copies of all sales, marketing and account solicitation agreements and material arrangements of the Company. Except as set forth on
Schedule 6.10(a)(2), and assuming that the consents and approvals referred to in
Section 8.2 hereof are duly obtained: (i) the Company has duly performed all its obligations under each Company Contract, including all investment advisory contracts, to the extent that such obligations have accrued, (ii) no breach or default, alleged breach or default, or event which constitutes or would (with the passage of time, notice or both) constitute a breach or default thereunder, or which would permit termination, modification or acceleration thereof by any party thereto, has occurred, or, as a result of this Agreement or the performance by the Company and the Stockholders of any of their respective covenants or obligations hereunder, will occur, and (iii) to the knowledge of the Company and the Stockholders, each Company Contract is valid and binding on the Company and on all of the other parties thereto, is in full force and effect and is enforceable in accordance with its terms.

     Section 6.11.  Technology and Intellectual Property.
                    ------------------------------------

          (a) Schedule 6.11(a) contains a true and complete list and description of each of the electronic data processing, information, communications, telecommunications and computer systems which are material to the business of the Company or to the operation of the Operating Sites (collectively, the "Technology Systems") as of the date hereof, including (i) a description of any computer hardware or Software leased, owned or used by any of them that is used in the operation of the Technology Systems and (ii) a list of any contracts pursuant to which any of them is granted rights which are used in the operation of the Technology Systems, including soft dollar arrangements, Software licenses and similar agreements.

          (b) To the knowledge of the Company and the Stockholders, except as disclosed in Schedule 6.11(b), each of the Technology Systems is adequate for its intended use and for the operation of the Operating Sites as currently operated and there has not been any material malfunction with respect to any of the Technology Systems.

          (c) Schedule 6.11(c) contains a true and complete list and description of all material Intellectual Property licensed to or owned or used by the Company as of the date hereof and all material licenses or similar agreements as of the date hereof pursuant to which the Company has granted or has been granted rights with respect to Intellectual Property not owned and used exclusively by them.

          (d) To the knowledge of the Company and the Stockholders, except as set forth in Schedule 6.11(d), the Company has the right to use the Software and Intellectual Property in accordance with the terms of the relevant contracts governing such use, free and clear of any material claims by any Person (other than the claims of any licensor under licensing or similar agreements), and the consummation of the transactions contemplated by this Agreement will not materially alter or impair the unrestricted right of the Company to use the Software or the Intellectual Property, free and clear of any material claims by any Person (other than the claims of any licensor under licensing or similar agreements). To the knowledge of the Company and the Stockholders, no claims have been asserted by any Person with respect to the use by the Company of the Software or the Intellectual Property or challenging or questioning the validity or effectiveness of any license or similar agreement with respect thereto, and, to the knowledge of the Company and the Stockholders, there is no basis for any such claim. Neither the Software nor the Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement materially restricting the use thereof by the Company.

     Section 6.12.  Legal Proceedings.  Except as set forth on Schedule 6.12,
                    -----------------
neither the Company nor any Pooled Product is a party to any, and there are no pending or, to the knowledge of the Company and the Stockholders, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or otherwise affecting, directly or indirectly, the Company, any Pooled Product or any of their respective properties or assets or challenging the validity or propriety of the transactions contemplated by this Agreement which, if adversely determined, individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Effect, and there is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any Pooled Product or any of their respective properties or assets which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

     Section 6.13.  Environmental Compliance.  Except for instances of
                    ------------------------
noncompliance which have not had or could not reasonably be expected to have in the aggregate a Material Adverse Effect, with respect to the Leased Properties, the Company is and has been in compliance with, and, to the knowledge of the Company and the Stockholders, there are no outstanding allegations by any Person or entity that the Company has not been in compliance with, all Environmental Laws. Schedule
6.13 contains a complete and accurate list of all environmental or worker safety and health reports, studies, investigations and audits of which the Company or any Stockholder has knowledge relating to the Operating Sites as of the date hereof, copies of which have previously been provided to BPB.

     Section 6.14.  Taxes and Tax Returns.
                    ---------------------

          (a) The Company has duly filed (or will duly file) on a timely basis all Tax Returns required to be filed by it for all periods ending on or before the Closing Date and to the best of the Company's knowledge such Tax Returns are true, correct and complete. The Company has duly paid (or will duly pay) on a timely basis all Taxes that are due and payable, except Taxes which are not yet delinquent.

          (b) The Company will not be liable for the payment of any Tax with respect to gain or income realized as a result of the transfers contemplated by the Agreement, including but not limited to any federal income tax imposed on "built-in gains" within the meaning of Section 1374 of the Code.

          (c) No Tax is required to be withheld by BPB from the Purchase Shares as a result of the transfers contemplated by this Agreement pursuant any provision of the Code or any other provision of federal, state, foreign or local Tax law.

          (d) The Company has not (i) received any notice of deficiency or assessment from any Tax Authority with respect to liability for Taxes of the Company or Taxes of the Stockholders relating to income of the Company that have not been fully paid or finally settled or (ii) signed or filed any written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns of the Company.

          (e) No audit or other proceeding by any Tax Authority is presently pending with respect to any Taxes or Tax Return of the Company. The Company has not received any notification of intent to audit from any Tax Authority.

          (f) There are no Encumbrances for Taxes upon any of the Company Assets other than Encumbrances for Taxes not yet due or payable.

          (g) No payment which will, or may, be made to any Stockholder or any employee, director or agent of the Company will constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

          (h) The Company has been a qualified S corporation (or Subchapter S corporation), within the meaning of the Code, at all times since its date of formation and has filed all forms and taken all actions necessary to maintain such status. Neither the Company nor any Stockholder has taken any action, or omitted to take any action, which action or omission could result in the loss of qualified S corporation or Subchapter S corporation status for such period prior to the Closing Date, other than the loss of S corporation status anticipated to occur as a result of the Merger pursuant to this Agreement.

          (i) The Company is not a party to, is not bound by, and does not have any obligation under any Tax sharing, indemnity or similar contract or arrangement and is not liable for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 or any similar provision of state or local law. No power of attorney has been granted by the Company with respect to any matter relating to Taxes which is currently in force.

          (j) No claim has ever been made by any Tax Authority in a jurisdiction where the Company does not file Tax Returns that the Company may be subject to taxation by that jurisdiction. The Company is not required to file any state Tax Return other than in the Commonwealth of Massachusetts.

          (k) The Company has withheld and timely paid all amounts required to be withheld by Sections 1441 and 1442 of the Code and have timely withheld from employee wages and paid to the appropriate Tax Authorities all amounts required to be so withheld and paid under applicable laws.

     Section 6.15.  Insurance.  Except as set forth on Schedule 6.15, the
                    ---------
Company maintains and at all times since December 31, 1992 has maintained with reputable insurers insurance and indemnity bonds providing coverage for the Company against all risks normally insured or bonded against by companies in similar lines of business. All such insurance policies and bonds maintained as of the date hereof are listed in Schedule 6.15. Each such insurance policy or bond is in full force and effect, and the Company has not received written notice or any other indication from any insurer or agent of any intent to cancel any such insurance policy or bond. All premiums due on the insurance have been paid, and the Company will maintain such insurance policies (or comparable substitute policies) from the date of this Agreement through the Closing Date. The Company has not received, nor does the Company or any Stockholder have knowledge of, any notice or request from any insurance company or board of fire underwriters requesting the performance of any work or alteration with respect to the Company Assets. The Company has not received any notice from any insurance company with respect to, nor is the Company or any Stockholder aware of, any defects or inadequacies in the Company Assets which, if not corrected, would result in the termination or limitation in any material respect of insurance coverage or any material increase in the cost of such insurance.

     Section 6.16.  Labor and Employment Matters.
                    ----------------------------

          (a) Except as set forth on Schedule 6.16(a), to the knowledge of the Company and the Stockholders: (1) the Company is not engaged in, nor has the Company since January 1, 1992 engaged in, any unfair labor practice which could reasonably be expected to result in any material liability to the Company; (2) there is no labor strike, dispute, slowdown or stoppage pending, or threatened against the Company; (3) no union is currently certified, there is no union representation question and no union or other organizational activity that would be subject to the National Labor Relations Act (29 U.S.C. (S) 151 et seq.)
                                                                  -- ---
exists or is threatened with respect to the operations of the Company; (4) no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is pending, and no claims therefor exist or are threatened with respect to the operations of the Company; (5) no collective bargaining agreement exists which is binding on the Company; (6) the Company has not experienced any material work stoppage or other material labor difficulty; (7) the Company is not delinquent in any material respect in payments to any of its current or former officers, directors, employees or agents for any wages, salaries, commissions, bonuses, benefits or other compensation for any services performed by them or amounts required to be reimbursed to them; and (8) in the event of termination of the employment of any employee of the Company, neither the Company nor BPB or any of its Affiliates will be liable to any such employee under any agreement in effect at the Closing for so-called "severance pay" or any other payments or benefits, including, without limitation, post-employment health care or insurance benefits.

          (b) Schedule 6.16(b) or Schedule 6.17(a) lists each contract, agreement or material arrangement, in effect as of the date of this Agreement, between the Company, on the one hand, and any Person, on the other hand, relating to such Person's employment with the Company.

     Section 6.17.  Benefit Plan Obligations.
                    ------------------------

          (a) Schedule 6.17(a) contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, equity-based award, severance or termination pay, hospitalization or other medical, accident, disability, life or other insurance, supplemental unemployment benefits, fringe, other welfare benefit, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement (collectively, the "Plans") as of the date hereof sponsored, maintained, or contributed to or required to be contributed to by the Company or any ERISA Affiliate (as defined below) for the benefit of any employee or terminated employee of the Company or any ERISA Affiliate. For purposes of this Agreement, "ERISA Affiliate" means any entity or Person that together with the Company would be deemed a "single employer" within the meaning of section 4001 of ERISA or would be considered as being "members" of a controlled group of corporations within the meaning of section 414 of the Code with the Company.
Schedule 6.17(a) hereto identifies each of the Plans that is an "employee benefit plan" (each, an "ERISA Plan") as that term is defined in section 3(3) of ERISA and each ERISA Affiliate of every ERISA Plan. Each Plan may be modified or terminated by the Company or its ERISA Affiliates, whichever is applicable, without liability to the Company or its ERISA Affiliates, subject only to claims filed or [accrued] prior to such modification or termination. True and correct copies of each of the Plans, all amendments thereto, any written interpretations thereof distributed to employees, and all contracts relating thereto or the funding thereof (including, without limitation, all trust or other funding agreements and the most recent financial statements thereof, insurance contracts, administration contracts and investment management agreements), summary plan descriptions, the two most recent annual reports (Form 5500 including, if applicable, Schedule B thereto), the most recent actuarial valuation report and the most recent report prepared in connection with any Plan in accordance with Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions and the most recent determination letter received from the IRS with respect to each Plan intended to qualify under
Section 401 of the Code have been made available to BPB.

          (b) No liability under Title IV of ERISA has been incurred by the Company or any of its ERISA Affiliates that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any of its ERISA Affiliates of incurring a liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). To the extent this representation applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to each ERISA Plan but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any of its ERISA Affiliates made, or was required to make, contributions during the five-year period ending on the Closing Date.

          (c) The PBGC has not instituted proceedings to terminate any ERISA Plan and no condition exists that presents a material risk that such proceedings will be instituted.

          (d) With respect to each ERISA Plan subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

          (e) Neither the Company nor any ERISA Affiliate, nor any ERISA Plan, nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a transaction in connection with which the Company or any of its ERISA Affiliates, any ERISA Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust, could be subject to either a material civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a material Tax imposed pursuant to section 4975 or 4976 of the Code.

          (f) No ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan ended prior to the Closing Date, and all contributions required to be made with respect thereto (whether pursuant to the terms of any ERISA Plan or otherwise) on or prior to the Closing Date have been timely made.

          (g) Each Plan and trust forming a part thereof, in all material respects, complies with, and has been operated and administered in accordance with, its terms and applicable law, including without limitation ERISA and the Code.

          (h) No Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA.

          (i) Each Plan which is intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust maintained thereunder is exempt from taxation under section 501(a) of the Code.

          (j) There is no matter pending (other than routine qualification determination filings, copies of which have been furnished to BPB, or will be promptly furnished to BPB when made) with respect to any of the Plans before the IRS or Department of Labor. There are no pending, or, to the knowledge of the Company and the Stockholders, threatened or anticipated actions, suits or claims by or on behalf of any Plan, by any employee or beneficiary covered thereunder, or otherwise involving any such Plan (other than routine claims for benefits).

          (k)  Except as required by Section 601 et seq. of ERISA, no Plan that
                                                 -- ---
is a "Welfare Plan" within the meaning of ERISA Section 3(1) provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate, beyond their retirement or other termination of service at any cost to the Company or any of its ERISA Affiliates.

          (l) Except as set forth on Schedule 6.16(a) or Schedule 6.17(l), the consummation of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent events) will not (i) entitle any current or former employee, director or officer of the Company or any of its ERISA Affiliates to severance pay, unemployment compensation, incentive pay or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due, or forgive any indebtedness of, any such employee, director or officer.

     Section 6.18.  No Other Broker.  No broker, finder or similar intermediary
                    ---------------
has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from the Company in connection with this Agreement or the transactions contemplated hereby.

     Section 6.19.  Undisclosed Liabilities.  Except for (a) liabilities or
                    -----------------------
items set forth in Schedule 6.19, (b) liabilities that are fully reflected or reserved against on the Balance Sheet, (c) liabilities incurred in the Ordinary Course of Business since the date of the Balance Sheet, none of which are material to the business or operations of the Company, (d) liabilities the incurrence of which is expressly contemplated by this Agreement or authorized by BPB in writing and (e) nonmonetary obligations arising under the terms of any agreement other than obligations arising as a result of a breach thereof or default thereunder, the Company has no liabilities of any nature whatsoever, whether absolute, accrued, contingent or otherwise and whether known or unknown or due or to become due.

     Section 6.20.  Capitalization.
                    --------------

          (a) The authorized capital stock of the Company consists of 100,000 shares of Class A Common Stock and 100,000 shares of Class B Common Stock, of which only 1655 Shares, all of which are owned by the Stockholders, are issued and outstanding. The Shares have been duly authorized and validly issued and are fully paid and nonassessable.

          (b) There are no preemptive or similar rights on the part of any holders of any class of securities of the Company. Except as described in
Schedule 6.20(b), no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating the Company, contingently or otherwise, to issue or sell, or cause to be issued or sold, any shares of capital stock of any class of the Company, or any securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given. Except as provided in this Agreement or set forth on Schedule 6.20(b), there are no outstanding contractual obligations of any Person to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of the Company.

          (c) Except as set forth on Schedule 6.20, each repurchase, retirement, exchange, cancellation or other action taken by the Company with respect to securities of which it is the issuer constituted the legal and valid action of the Company in accordance with Applicable Law and its respective charter, bylaws, partnership agreement or other organizational document and the Company has no ongoing liabilities in connection therewith.

     Section 6.21.  Absence of Changes.  Since December 31, 1996, except (i) as
                    ------------------
specified in Schedule 6.21 or (ii) as contemplated by this Agreement, neither the Company nor any Pooled Product has taken any action or suffered to exist any condition which, had it been taken or suffered after the date hereof, would have been prohibited by or in violation of Section 8.1(a) hereof.

     Section 6.22.  Disclosure.  No representation or warranty to BPB contained
                    ----------
in this Agreement or any of the agreements referred to herein, and no statement contained in any certificate, agreement, document or other writing furnished or to be furnished to BPB at the Closing pursuant to Article III hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

     Section 6.23.  Stockholders' Investment Intent.  Each Stockholder
                    -------------------------------
represents that the Purchase Shares issuable to such Stockholder hereunder are being acquired for such Stockholder's own account, for investment for an indefinite period of time, not as nominee or agent for any other person, firm or corporation and not for distribution or resale to others in contravention of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; provided, however, that the parties hereto acknowledge that the Stockholders may dispose of some or all of the Purchase Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended. Each Stockholder agrees that she or he will not sell or otherwise transfer any Purchase Shares unless they are registered under the Securities Act of 1933, as amended, or unless an exemption from such registration is available.

     Section 6.24.  Securities Legend; Stop Transfer Instructions.  Each
                    ---------------------------------------------
Stockholder consents to the placement of a legend on any certificate or other document evidencing the Purchase Shares, stating that such BPB Shares have not been registered under the Securities Act of 1933, as amended, or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof, including the restrictions set forth herein. Each Stockholder is aware that BPB will make a notation in its appropriate records with respect to the transactions on the transferability of such BPB Shares. Each Stockholder also consents and acknowledges that "stop transfer" instructions may be noted against the BPB Shares received by him or her as consideration hereunder. BPB hereby undertakes to remove any legend described in this Section or to rescind any "stop transfer" instructions described in this Section as to any Stockholder's Purchase Shares (a) if such Stockholder furnishes BPB with an opinion of counsel or other written information satisfactory in form and content to BPB that such legend or any such instructions are no longer required (as applicable) or (b) with respect to and at the time of the disposition of any such Purchase Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended.

     Section 6.25.  Pooling Representation Letters.  To ensure that the business
                    ------------------------------
combination to be effected by this Agreement and the transactions contemplated hereby will be accounted for as a pooling of interests, the Company has signed and delivered to Baril & Smith a letter dated August 6, 1997 addressed to Baril & Smith with respect to certain matters relating to pooling of interest treatment and has attested to a letter signed by an officer of BPB dated August 13, 1997 and addressed to KPMG Peat Marwick LLP with respect to certain matters relating to pooling of interest treatment, and each Stockholder represents that the information contained therein with respect to the Company is true and correct in all material respects. If required, the President of the Company will execute any documentation reasonably required by BPB's independent public accountants with respect to pooling of interest accounting issues.


                                  ARTICLE VII

                REPRESENTATIONS AND WARRANTIES OF BPB AND BPIM

          BPB and BPIM jointly and severally represent and warrant to the Stockholders as follows:

     Section 7.1.   Organization.  Each of BPB and BPIM is a corporation duly
                    ------------
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, assets, financial condition or results of operations of BPB taken as a whole or on the ability of BPB and BPIM to complete the transactions contemplated hereby (a "Buyer's Material Adverse Effect"). BPIM is a wholly owned Subsidiary of BPB.

     Section 7.2.   Authority; No Violation.
                    -----------------------

          (a) BPB and BPIM each have full power and authority to execute and deliver each of the respective Buyer Agreements executed and delivered by them and to consummate the transactions contemplated thereby. The execution and delivery of the respective Buyer Agreements executed by them and the consummation of the transactions contemplated thereby have been duly and validly approved by all requisite action on the part of BPB and BPIM, and no other proceedings on the part of BPB or BPIM are necessary to approve the Buyer Agreements and to consummate the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by BPB and BPIM, and prior to the Closing each of the other Buyer Agreements to be executed by BPB or BPIM will be duly and validly executed by BPB or BPIM, as the case may be. Assuming the due authorization, execution and delivery of the Buyer Agreements by the other parties thereto (other than BPB and BPIM), each Buyer Agreement to which BPB or BPIM is a party constitutes (or when executed and delivered by BPB or BPIM, as the case may be, will constitute) a valid and binding obligation of BPB or BPIM, as the case may be, enforceable against BPB or BPIM in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (b) Each of BPB and BPIM has heretofore furnished to the Company a complete and correct copy of its Articles of Organization and By-Laws, as amended to date. Such Articles of Organization and By-Laws are in full force and effect. Neither BPB nor BPIM is in violation of any of the provisions of its Articles of Organization or By-Laws, respectively.

          (c) The authorized capital stock of BPB consists of (i) 18,000,000 BPB Shares and (i) 2,000,000 shares of preferred stock, par value $1.00 per share. As of August 8, 1997, there were (i) 6,693,608 BPB Shares issued and outstanding and (ii) 2,985,500 BPB Shares reserved for future issuance pursuant to BPB's 1997 Long Term Stock Incentive Plan. None of the preferred stock of BPB has been issued. Except as set forth in Schedule 7.2(c), there are no options, warrants or other rights, agreements or commitments obligating BPB to issue or sell any shares of capital stock of, or other equity interests in, BPB.

          (d) The execution and delivery of the respective Buyer Agreements by BPB and BPIM the consummation by BPB and BPIM of the transactions contemplated thereby, and compliance by BPB and BPIM with any of the terms or provisions thereof, will not (i) violate any provision of the charter or by-laws or other constituent documents of BPB or BPIM or, except as set forth in Schedule 7.2(d), conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of BPB or BPIM (except for such conflicts, breaches or defaults or liens, charges or encumbrances that individually or in the aggregate would not adversely affect BPB or BPIM ability to consummate the transactions contemplated hereby in accordance with the terms and conditions hereof) under:
(A) any indenture, mortgage or loan or any other agreement or instrument to which BPB or BPIM is a party or by which they may be bound or to which any of their properties or assets may be subject; or

(B) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over BPB or BPIM as the case may be, or any of their properties.

     Section 7.3.   Consents and Approvals.  No authorization or approval or
                    ----------------------
other action by, and no notice to or filing with, any Governmental Authority or any third party will be required to be obtained or made by BPB or BPIM in connection with the due execution and delivery by BPB and BPIM of the respective Buyer Agreements executed and delivered by them and the consummation by BPB and BPIM of the transactions as contemplated thereby other than (a) such other consents, approvals, authorizations, filings or notices as have been made or received on or prior to the date hereof or are set forth in Schedule 7.3; (b) the applicable filings under the HSR Act; and (c) filings, authorizations, consents or approvals the failure to make or obtain which would not adversely affect BPB's or BPIM's ability to consummate the transactions contemplated hereunder in accordance with the terms and conditions of this Agreement. In addition, BPB may notify the Federal Deposit Insurance Corporation and the Massachusetts Commission of Banks of the transactions contemplated by this Agreement upon execution hereof.

     Section 7.4.   No Actions; Suits or Proceedings.  There is no pending
                    --------------------------------
action, suit or proceeding, nor, to the knowledge of BPB and BPIM has any litigation been threatened, against BPB or BPIM or before any Governmental Authority which questions the validity or legality of any Buyer Agreement or of the transactions contemplated thereby, or which seeks to prevent the consummation of the transactions contemplated thereby.

     Section 7.5.   Financial Ability.  BPB has, or will have on or before the
                    -----------------
Closing Date, sufficient authorized and unissued BPB Shares to consummate the Merger.

     Section 7.6.   No Other Broker.  Other than Berkshire Capital Corporation,
                    ---------------
the fees and expenses of which will be paid by BPB, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from BPB or BPIM in connection with this Agreement or the transactions contemplated hereby.

     Section 7.7.   BPB Shares.  The BPB Shares to be issued to the Stockholders
                    ----------
pursuant to this Agreement will be, when issued and delivered to the Stockholders in accordance with this Agreement, duly authorized, validly issued, fully paid, non-assessable and free and clear of any Encumbrances, subject to restrictions imposed herein, on the certificate or certificates therefor or by the Securities Laws.

     Section 7.8.   BPB Reports.
                    -----------

          (a) BPB has heretofore delivered to the Stockholders, in the form filed with the SEC, (i) its Annual Report on Form 10-KSB for the fiscal year ended December

31, 1996, (ii) its Quarterly Report on Form 10-QSB for the quarter ended March 30, 1997, (iii) its Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997, (iv) its proxy statement relating to BPB's meeting of stockholders held May 21, 1997 and (v) all amendments and supplements to all such reports and statements filed by BPB with the SEC (collectively, the "SEC Reports"). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of BPB and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and the absence of footnote disclosure.

          (c) Except as set forth in Schedule 7.8(c), between December 31, 1996 and the date hereof, except as disclosed in the SEC Reports, there has not been any change in the business or operations of BPB which has had or would reasonably be expected to have a Buyer's Material Adverse Effect.

     Section 7.9.   Pooling Matters.   To ensure that the business combination
                    ---------------
to be effected by this Agreement and the transactions contemplated hereby will be accounted for as a pooling of interests, BPB has signed and delivered to KPMG Peat Marwick LLP a letter dated August 13, 1997 addressed to KPMG Peat Marwick LLP with respect to BPB and its affiliates certain matters relating to pooling treatment, and BPB represents that the information contained therein with respect to the Company is true and correct in all material respects.

     Section 7.10.  Ownership of BPIM; No Prior Activities.
                    --------------------------------------

          (a) BPIM was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

          (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, BPIM has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.


                                  ARTICLE VII

                                   COVENANTS

     Section 8.1.   Conduct of Business.
                    -------------------

          (a) During the period from the date of this Agreement and continuing through the Closing Date, except as required by Applicable Law and disclosed to BPB, expressly contemplated or permitted by this Agreement (including the distributions to be made pursuant to Section 8.14 hereof) or with the prior written consent of BPB, the Company shall, and the Stockholders shall cause the Company to: (i) carry on its business in the Ordinary Course of Business consistent with prudent business practice; (ii) use commercially reasonable efforts to preserve its present business organization and relationships; (iii) use commercially reasonable efforts to keep available the present services of its employees; (iv) use commercially reasonable efforts to preserve the rights, franchises, goodwill and relations of its customers and others with whom business relationships exist; (v) not take or omit any action that is intended or results in or may reasonably be expected to result in any of its representations and warranties set forth herein being or becoming untrue or any of its agreements herein being breached in any respect; (vi) not grant, issue or sell any security of which the Company is the issuer; and (vii) not capitalize any lease obligation regardless of when such lease obligation was entered into; provided, however, that nothing in this Section 8.1(a) shall prohibit the Company from (A) incurring any short-term indebtedness payable without penalty and at prevailing rates and on customary terms, or otherwise acceptable to BPB, to the extent necessary to finance that portion of the distribution contemplated by Section 8.14 that is reflected in Current Assets but that has not as of the date of such borrowing been reduced to cash or (B) contributing such amount as is necessary to fund any unfunded portion of the Company's existing profit sharing plan relating to the period commencing on January 1, 1997 and ending on the Closing Date.

          (b) From time to time prior to the Closing Date the Company and the Stockholders shall update or cause to be updated each of the Schedules to this Agreement required pursuant to Article I, IV, V or VI hereof to reflect changes to the information set forth therein occurring through a date not more than two days prior to the Closing Date. With respect to Schedules 1.1(a), 6.1, 6.9(c), 6.10(a)(1), 6.11(a), 6.11(c), 6.13, 6.15, 6.16(b) and 6.17(a), such updates shall be made assuming that such Schedules are required to show the information contained therein through such date within two days of the

Closing Date notwithstanding that the applicable Section of Article I or Article VI requires that the information be shown only through an earlier date.

          (c) During the period from the date of this Agreement and continuing through the Closing Date, except as required by applicable law and disclosed to BPB, expressly contemplated or permitted by this Agreement or with the prior written consent of BPB, no Stockholder shall take or omit any action that is intended or results in or may reasonably be expected to result in any of its representations and warranties set forth herein being or becoming untrue or any of its agreements herein being breached in any respect.

     Section 8.2    Advisory Contract Consents and Approvals and Other Actions.
                    ----------------------------------------------------------
          (a) The Company shall, and the Stockholders shall cause the Company to, use reasonable best efforts to solicit and obtain the approval of the boards of trustees or directors of the Investment Companies to approve, and to solicit their respective shareholders as promptly as reasonably practicable with regard to the approval of, new investment advisory agreements with the Company, acting as investment adviser for such Investment Company, to be effective upon the Closing Date, pursuant to the provisions of the Investment Company Act, and consistent with all requirements of the Investment Company Act applicable thereto; provided, however, that except as consented to in writing by BPIM
         --------  -------
(which consent will not be unreasonably withheld), such agreements shall be identical in all material respects to the existing agreements, other than as to term.

          (b) The Company shall, and the Stockholders shall cause the Company to, use its reasonable best efforts to ensure the satisfaction of the conditions set forth in Sections 15(f) and 16(b) of the Investment Company Act with respect to each Investment Company.

          (c) As soon as reasonably practicable and in any event by the fifth Business Day following the date hereof, the Company shall, and the Stockholders shall cause the Company to, (i) inform its non-Investment Company investment advisory clients of the transactions contemplated by this Agreement and, except as provided below in this Section 8.2(c), (ii) request such clients' consent to the assignment of their investment advisory agreements deemed to occur as a result of the consummation thereof and (iii) use its reasonable best efforts to obtain such consents. BPB agrees that the Company and the Stockholders may satisfy this obligation by providing each such client with the notice contemplated by the first sentence of this Section 8.2(c) and obtaining such client's consent in the form of (A) an actual written consent or a new investment advisory agreement with the Company, acting as investment adviser, to be effective upon the Closing Date; provided, however, that except as consented to in writing by BPB (which consent will not be unreasonably withheld) such agreements shall be identical in all material respects to the existing agreements or (B) insofar as it relates to any investment advisory agreement included on Schedule 8.2(c), in the form of an implied consent. It is understood that such implied consent may be obtained by informing such client in writing at least forty-five days in advance of the Closing of: (i) the Company's intention to assign, within the meaning of the Investment Advisers Act of 1940, as amended, such investment advisory agreement; (ii) the Company's intention to continue the advisory services pursuant to the existing investment advisory agreement with such client after the Closing Date if such client does not terminate such investment advisory agreement prior to the Closing Date; and (iii) that the consent of such client will be implied if such client continues to accept such advisory services without termination. Any notice in the form of Exhibit E hereto that is timely delivered to a client and that accurately identifies the investment advisory agreement or agreements of such client to be assigned shall be a valid notice with respect to such client for the purposes of this Section 8.2(c).

          (d) No Stockholder will sell, transfer, assign or dispose of any of his or her Shares other than pursuant to the terms of this Agreement.

     Section 8.3.   Confidentiality and Announcements.
                    ---------------------------------

          (a) BPB, BPIM, the Company and the Stockholders agree that BPB may issue a press release in substantially the form attached hereto as Exhibit G upon execution of this Agreement.

          (b) None of the Company, any Stockholder, BPB, BPIM or any of their respective Affiliates shall disclose publicly any of the contents hereof other than as required by Section 8.2, permitted by this Section 8.3 or required by law upon prior notice to the other party.

          (c) The Company, Stockholders' Representatives, BPB and BPIM shall agree with each other as to the form and substance of any additional press release prior to the earlier to occur of the Closing Date or termination of this Agreement pursuant to Section 12.1 hereof, related to this Agreement or the transactions contemplated hereby, and shall consult each other as to the form and substance of other public disclosures prior to the earlier to occur of the Closing Date or termination of this Agreement pursuant to Section 12.1 hereof, related thereto and shall not issue any such press release without the consent of the other party, which consent shall not be unreasonably withheld; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party if practicable, from making any disclosure which its legal counsel deems to be required by any applicable Governmental Authority or render Applicable Law.

     Section 8.4.   Expenses.  Except as provided in Section 13.1, BPB shall
                    --------
bear the direct and indirect expenses of BPB and its Affiliates incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby. Except as provided in
Section 13.1, the Stockholders shall bear the direct and indirect expenses of the Stockholders and the Company incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby. Without in any way limiting the foregoing, the fees and disbursements of Ropes & Gray in connection with this transaction shall be paid or borne by the Stockholders, and the fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP in connection with this transaction shall be paid or borne by BPB or an Affiliate of BPB.

     Section 8.5.   Release of the Company and its Affiliates.  Effective upon
                    -----------------------------------------
the Closing, each of the Stockholders hereby releases and forever discharges the Company, BPB, BPIM and their respective Affiliates from any and all causes of action, rights or claims that such Stockholder may have had in the past, may now have or may have in the future related to, connected with, or arising out of such Stockholder's status as a stockholder of the Company prior to the Closing; provided, however, that such release and discharge shall not apply to any cause
--------  -------
of action, right or claim that such Stockholder may have (i) in any capacity other than as a stockholder of the Company prior to the Closing (except to the extent that the exercise of any such cause of action, right or claim would result in a breach or violation of any representation, warranty or covenant of the Stockholders included in this Agreement without giving effect to knowledge, materiality or Material Adverse Effect exceptions or references) or (ii) under any Buyer Agreement by reason of the failure of BPB or its Affiliates to perform its obligations thereunder.

     Section 8.6.   Covenants of BPB.  During the period from the date of this
                    ----------------
Agreement and continuing through the Closing Date, except as required by Applicable Law or with the prior written consent of the Stockholders' Representatives, BPB and BPIM shall not take any action, or fail to take any action, that would, or could reasonably be expected to (i) result in any of BPB or BPIM's representations and warranties set forth in this Agreement being or becoming untrue in any material respect; (ii) result in any of the conditions to the Closing set forth in Article IX not being satisfied; (iii) result in a material violation of any provision of this Agreement; or (iv) adversely affect or materially delay the receipt of any of the requisite regulatory approvals. Prior to the fifth anniversary of the Closing Date, BPB shall not cause the Company to change its name to any name that does not include the word "Westfield."

     Section 8.7.   Access; Certain Communications.  Between the date of this
                    ------------------------------
Agreement and the Closing Date, subject to Applicable Laws relating to the exchange of information, the Company and the Stockholders shall afford to BPB and BPIM and its authorized agents and representatives, BPB and BPIM shall afford to the Stockholders and their respective authorized agents and representatives complete access, upon reasonable notice and during normal business hours, to contracts, documents and information of or relating to the assets, liabilities, business, operations, personnel and other aspects of the business of the Company and of BPB and BPIM, respectively. The Company shall, and the Stockholders shall cause the Company and its personnel to, and BPB and BPIM shall cause their respective personnel to, provide assistance to BPB and BPIM, on the one hand, or the Company and the Stockholders, on the other hand, as the case may be, in the investigation of matters relating to this transaction; provided, however,
                                                           --------  -------
that the investigation shall be conducted in a manner which does not unreasonably interfere with normal operations, customers and employee relations. No investigation pursuant to this Section 8.7 or otherwise shall affect or limit the representations and warranties set forth herein.

     Section 8.8.   Regulatory Matters; Third Party Consents.
                    ----------------------------------------

          (a) The Company and the Stockholders, on the one hand, and BPB and BPIM, on the other hand, shall cooperate with each other and use all reasonable efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement (it being understood that the Stockholders shall be responsible for obtaining all such approvals, waivers and consents from such parties with whom the Company is in contractual privity including all investment advisory clientele). If any required consent of or waiver by any third party (excluding any Governmental Authority and consents of clients under investment advisory agreements) is not obtained prior to the Closing, or if the assignment of any Company Contract (other than an investment advisory agreement) would be ineffective or would adversely affect any material rights or benefits thereunder so that BPB would not in fact receive all such rights and benefits, the parties, each without cost, expense or liability to the other (except as provided in Article X hereof), shall cooperate in good faith to seek, if possible, an alternative arrangement to achieve the economic results intended. BPB and the Stockholders' Representatives will have the right to review in advance, and will consult with the other on, in each case subject to Applicable Laws relating to the exchange of information, all the information relating to BPB or the Company, as the case may be, and any of their respective Affiliates, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement.

          (b) BPB and BPIM, on the one hand, and the Company and the Stockholders, on the other hand, shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

     Section 8.9.   Further Assurances.  On and after the Closing Date, the
                    ------------------
Stockholders shall give such further assistance to BPB and the Surviving Corporation, and BPB and the Surviving Corporation shall give such further assistance to the Stockholders, and each shall execute, acknowledge, file and deliver all such instruments, including without limitation the Articles of Merger, and take such further action, as may be reasonably necessary and appropriate effectively to consummate the transactions contemplated hereby and to vest in the BPB full, legal and equitable title to the Shares.

     Section 8.10.  Insurance.  The Company will, and the Stockholders will
                    ---------
cause the Company to, maintain in effect until and including the Closing Date all casualty and public liability policies maintained by the Company on the date hereof relating to the Operating Sites and the other Company Assets, or will procure comparable replacement policies and maintain such replacement policies in effect until and including the Closing Date.

     Section 8.11.  Notification of Certain Matters.    Each party shall give
                    -------------------------------
prompt notice to the other parties hereto of (i) the occurrence, or failure to occur, of any event or existence of any condition that has caused or could reasonably be expected to cause any of such party's representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Closing Date, and (ii) any failure on such party's part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

     Section 8.12   Maintenance of Records.
                    ----------------------

          (a) Through the Closing Date, the Company will, and the Stockholders will cause the Company, to maintain the Records in the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. From and after the Closing Date, each of the parties shall permit the other parties hereto reasonable access to any applicable Records in its possession relating to matters arising on or before the Closing Date and reasonably necessary in connection with any claim, action, litigation or other proceeding involving the party requesting access to such Records or in connection with any legal obligation owed by such party to any present or former customer of the Company.

          (b) For a period of six years from the Closing Date, none of BPB, the Surviving Corporation or any Stockholder shall dispose of or destroy any business records or files relating to Taxes or Tax Returns pertaining to the Company, and no Stockholder shall dispose of or destroy any such records without first offering to turn over possession thereof by written notice to BPB at least 30 days prior to the proposed date of such disposition or destruction.

     Section 8.13.  Compliance with Section 15(f) of the 1940 Act by the BPB.
                    --------------------------------------------------------
Each of BPB and its Affiliates shall conduct its respective business so as to assure that, insofar as is within its control, each of the conditions of Section 15(f) of the Investment Company Act with respect to each Investment Company shall be satisfied.

     Section 8.14.  Company Distribution.  Following the date of this Agreement
                    --------------------
and at such time prior to Closing as the Stockholders' Representatives deem appropriate, the Stockholders' Representatives shall determine (in terms of participants and relative amounts, in a manner consistent with the past practices of the Company), the persons entitled to any payment in respect of the amount (if any) by which the amount obtained by subtracting Current Liabilities from Current Assets exceeds $650,000, and, subject to Section 9.1(j), the Company shall be entitled to make such payments.

     Section 8.15.  Non-Competition.  Each Stockholder agrees that for five
                    ---------------
years after the Closing, he or she will not, without the prior written consent of BPB, directly or indirectly request, induce or attempt to influence any clients or customers of the Company, the Surviving Corporation or any of their Affiliates to limit, curtail or cancel its business with the Company, the Surviving Corporation or any of their Affiliates or solicit such party for such business or request, induce or attempt to influence any officer, director, employee, consultant, agent or representative of the Company, the Surviving Corporation or any of their Affiliates to terminate his employment or business relationship with the Company, the Surviving Corporation or any of their Affiliates or commit any act that, if committed by such Stockholder, would constitute a breach of any provision hereof. The provisions of this Section
8.15 as they relate to any Stockholder shall be replaced and superseded by any provisions relating to competition and solicitation contained in any agreement referred in Section 9.1(f) hereof entered into by such Stockholder.

     Section 8.16   No Solicitation or Acceptance of Other Offers.  Prior to the
                    ---------------------------------------------
earlier of termination of this Agreement by BPB or October 31, 1997, neither the Company nor any Stockholder, will, directly or indirectly, solicit, encourage, assist, initiate discussions or engage in negotiations with, provide any information to, or enter into or consummate any agreement or transaction with, any person or persons, other than BPB, BPIM and any respective Affiliates, concerning the acquisition or possible acquisition of the Company, all or any portion of the Company Assets or all or any portion of the Shares, except for the sale of assets in the ordinary course of business of the Company consistent with the terms of this Agreement.

     Section 8.17   Pooling Accounting Treatment.  Each of BPB, BPIM, the
                    ----------------------------
Company and the Stockholders agrees not to take any action that to its or their knowledge could reasonably be expected to adversely affect the ability of BPB to treat the transaction contemplated by this Agreement as a pooling of interests.

     Section 8.18   Listing of BPB Shares.  BPB shall use its reasonable best
                    ---------------------
efforts to cause the BPB Shares to be issued under this Agreement to be approved for quotation, upon official notice of issuance, on the Nasdaq Small Cap Market.

     Section 8.19.  Escrow Agreement.  On or prior to the Closing Date, the
                    ----------------
Stockholders and BPB agree to enter into, execute and deliver to each other an Escrow Agreement in substantially the form of Exhibit H hereto.

     Section 8.20.  Certain Agreements.  The Company and the Stockholders agree
                    ------------------
to terminate, effective as of Closing, each of (i) the Deferred Compensation Agreement dated January 29, 1991 by and between the Company and C. Michael Hazard, (ii) the Voting Agreement entered into as of July 31, 1992 by and among the Company, Deborah Pratt, Michael Chapman and Arthur Bauernfeind and (iii) the Amended and Restated Stock Transfer Agreement dated as of July 31, 1992 among the Company and certain stockholders of the Company.

     Section 8.21.  Affiliate Letters.  To ensure that the business combination
                    -----------------
to be effected by this Agreement and the transactions contemplated hereby will be accounted for as a pooling of interests, on or prior to the Closing Date each individual Stockholder agrees to execute and deliver to BPB a letter in the form of Exhibit F hereto and to comply and abide with the agreements of the Stockholder contained therein.


                                  ARTICLE IX

                             CONDITIONS TO CLOSING

     Section 9.1.   Conditions to the BPB's and BPIM's Obligations.  The
                    ----------------------------------------------
obligations of BPB and BPIM to effect the Closing shall be subject to the following additional conditions which may be waived in writing by BPB:

          (a) The representations and warranties of the Company and the Stockholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however,
                                                           --------  -------
that for purposes of determining the satisfaction of the condition contained in this Section 9.1(a), (i) no effect shall be given to any exception or reference in such representations and warranties relating to knowledge, materiality or a Material Adverse Effect; and (ii) such representations and warranties shall be deemed to be true and correct in all material respects only if the failure or failures of such representations and warranties to be so true and correct (without giving effect to such knowledge, materiality and Material Adverse Effect exceptions and references) do not represent in the aggregate a Material Adverse Effect.

          (b) The Company and the Stockholders shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company and the Stockholders at or prior to the Closing Date;

          (c) The Company and the Stockholders' Representatives on behalf of each Stockholder shall have delivered to BPB a certificate dated as of the Closing Date, confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this Section 9.1;

          (d) BPB shall have received the opinion of Ropes & Gray, special counsel to the Company and the Stockholders, dated the Closing Date, substantially in the form attached hereto as Exhibit C;

          (e) No requisite regulatory approval shall impose any term, condition or restriction upon BPB, BPIM or any of their respective Affiliates that BPB or BPIM reasonably determines would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to BPB or BPIM as to render inadvisable in the reasonable good faith judgment of BPB the consummation of the transactions contemplated hereby;

          (f) The employment agreements among BPB the Company and each of Messrs. Hazard, Bauernfeind, Chapman, Demirjian and Muggia shall have been entered into and shall be in full force and effect except to the extent that the failure of any such agreement to be in full force and effect is attributable to the death of any such individual;

          (g) Since December 31, 1996, no event has occurred which has had or could reasonably be expected to have, individually or in the aggregate with any other event, a Material Adverse Effect provided, however, that (i) a decline in the value of assets under management by the Company or any Pooled Product (or any reduction in the base revenues of the Company resulting therefrom) resulting from a general decline in securities prices shall not constitute a Material Adverse Effect and (ii) the failure of any client of the Company or any Pooled Product to consent to the transactions contemplated hereby or the termination by any such client of its relationship with the Company or any Pooled Product or the giving by any such client of any notice of its intention to effect such a termination shall not constitute a Material Adverse Effect (it being understood that Section 9.1(i) shall be the only closing condition applicable to the matters discussed in this clause (ii));

          (h) Each Stockholder shall have executed and delivered to the Stockholders' Representatives and BPB the Stockholders' Representatives Power of Attorney and the Escrow Agreement, each of which shall remain in full force and effect;

          (i) (1) The Company or the Stockholders shall have obtained from clients in accordance with Section 8.2 hereof either (A) written consents or (B) implied consents insofar as they relate to any investment advisory agreement included on
Schedule 8.2(c) or (2) the Company shall have entered into new investment advisory agreements with clients in accordance with Section 8.2 hereof; such consents and new agreements representing in the aggregate Adjusted Advisory Revenues equal to not less than 80% of the Advisory Revenue Threshold;

          (j) The amount obtained by subtracting Current Liabilities from Current Assets as of a date not more than three business days prior to the Closing Date shall equal or exceed $650,000;

          (k) BPB shall have received opinions from KPMG Peat Marwick LLP and Baril & Smith Certified Public Accountants, Inc. ("Baril & Smith") independent accountants for BPB and the Company, respectively, confirming each of their respective opinions attached hereto as Exhibits I and J as if the same had been issued and delivered to BPB as of the Closing Date; and

          (l) BPB shall have received copies of the audited statements of income, changes in stockholders equity and cash flows for the fiscal year 1995, together with the related notes thereto, accompanied by the audit report of Baril & Smith, independent accountants with respect to the Company, and such financial statements shall not differ materially from the unaudited financial statements of the Company relating to the same period previously supplied to BPB and referenced in Section 6.4.

     Section 9.2.   Conditions to the Company's and the Stockholders'
                    -------------------------------------------------
Obligations. The obligation of the Company and Stockholders to effect the
-----------
Closing shall be subject to the following additional conditions which may be waived in writing by the Company or Stockholders' Representatives:

          (a) The representations and warranties of BPB and the BPIM contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent that such representations and warranties speak to an earlier date) on the Closing Date with the same effect as though made at such time; provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 9.2(a), (i) no effect shall be given to any exception or reference in such representations and warranties relating to knowledge, materiality or a Buyer's Material Adverse Effect and (ii) such representations and warranties shall be deemed true and correct in all material respects only if the failure or failures of such representations and warranties to be so true and correct (without giving effect to such knowledge, materiality and Buyer's Material Adverse Effect exceptions and references) do not represent in the aggregate a Buyer's Material Adverse Effect;

          (b) BPB and BPIM shall have performed and complied in all material respects with all covenants, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date;

          (c) BPB and BPIM shall have delivered to the Stockholders' Representatives a certificate, dated as of the Closing Date, from the President of BPB and BPIM, respectively, on behalf of BPB and BPIM in such individual's capacity as an officer of BPB and BPIM and not as an individual, confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this
Section 9.2;

          (d) BPB shall have executed and delivered to the Stockholders' Representatives a registration rights agreement (the "Registration Rights Agreement") in substantially the form attached hereto as Exhibit B;

          (e) The Stockholders' Representatives shall have received the opinion or opinions of Skadden, Arps, Slate, Meagher & Flom LLP and/or Goodwin, Procter and Hoar, special counsel to BPB, dated the Closing Date, covering the matters set forth in Exhibit D;

          (f) (1) The Company and the Stockholders shall have obtained from clients in accordance with Section 8.2 hereof either (A) written consents or (B) implied consents insofar as they relate to any investment advisory agreement included on Schedule 8.2(c) or (2) the Company shall have entered into new investment advisory agreements with clients in accordance with Section 8.2 hereof; such consents and new agreements representing in the aggregate Adjusted Advisory Revenues equal to not less than 70% of the Advisory Revenue Threshold;

          (g) The Stockholders shall have received a copy of the letters referred to in Section 9.1(k); and

          (h) The Stockholders shall have received an opinion of Ropes & Gray, special counsel to the Company and the Stockholders, or of such other nationally recognized law firm reasonably acceptable to the Stockholders, in form and substance reasonably satisfactory to Stockholders, to the effect that the transaction contemplated by this Agreement qualifies as a reorganization within the meaning of Section 368(a) of the Code.

     Section 9.3.   Mutual Conditions.  The obligations of each of the Company,
                    -----------------
the Stockholders, BPB and BPIM to effect the Closing shall be subject to the following conditions:

          (a) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No proceeding initiated by any Governmental Authority seeking an injunction of the transaction contemplated hereby shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal consummation of the transactions contemplated hereby;

          (b) All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; and

          (c) In respect of the notifications of BPB, the Company and any Stockholder pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or been terminated.


                                   ARTICLE X

                                INDEMNIFICATION

     Section 10.1.  Obligations of the Stockholders.
                    -------------------------------

          (a) From and after the Closing Date, the Stockholders hereby agree jointly and severally to indemnify, defend and hold harmless BPB and its employees, officers, partners and other Affiliates from and against any and all Losses which any of them may suffer, incur or sustain arising out of, attributable to, or resulting from: (i) any inaccuracy in or breach of any of the representations or warranties of the Stockholders made in or pursuant to this Agreement other than those contained in Articles IV or V (it being agreed that solely for purposes of establishing whether any matter is indemnifiable pursuant to this clause (i), the accuracy of the representations and warranties made by the Stockholders shall be determined without giving effect to the qualifications to such representations and warranties concerning knowledge and Material Adverse Effect); and (ii) any breach or nonperformance of any of the covenants or agreements made by the Stockholders in or pursuant to this Agreement;

          (b) From and after the Closing Date, each of C. Michael Hazard, Michael J. Chapman and Arthur J. Bauernfeind hereby agree jointly and severally to indemnify, defend and hold harmless BPB and its employees, officers, partners and other Affiliates from and against any and all Losses which any of them may suffer, incur or sustain arising out of, attributable to, or resulting from any inaccuracy in or breach of any of the representations or warranties of any of the Stockholders made in or pursuant to Articles IV and V of this Agreement (it being agreed that solely for purposes of establishing whether any matter is indemnifiable pursuant to this Section 10.1(b), the accuracy of the representations and warranties made by any of the Stockholders shall be determined without giving effect to the qualifications to such representations and warranties concerning knowledge and Material Adverse Effect); and

          (c) From and after the Closing Date, each of Jill A. Roeting, David Boyce, William A. Muggia, Bruce R. Watts, Jr., Stephen C. Demirjian and Karen Agnew for themselves individually and not jointly hereby agree to indemnify, defend and hold harmless BPB and its employees, officers, partners and other Affiliates from and against any and all Losses which any of them may suffer, incur or sustain arising out of, attributable to, or resulting from any inaccuracy in or breach of any of the representations or warranties of any of such Stockholder made in or pursuant to Article V of this Agreement (it being agreed that solely for purposes of establishing whether any matter is indemnifiable pursuant to this Section 10.1(c), the accuracy of the representations and warranties made by any of such Stockholder shall be determined without giving effect to the qualifications to such representations and warranties concerning knowledge and Material Adverse Effect.

     Section 10.2.  Obligations of BPB.  From and after the Closing Date, BPB
                    ------------------
shall indemnify, defend and hold harmless the Stockholders from and against any Losses which any of them may suffer, incur or sustain arising out of, attributable to or resulting from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by BPB or BPIM in or pursuant to this Agreement.

     Section 10.3.  Procedure.
                    ---------

          (a)  Notice of Third Party Claims.  Any Indemnified Party seeking
               ----------------------------
indemnification for any Loss or potential Loss arising from a claim asserted by a third party against the Indemnified Party (a "Third Party Claim") shall give written notice to the Indemnifying Party. Written notice to the Indemnifying Party of the existence of a Third Party Claim shall be given by the Indemnified Party within 30 days after its receipt of a written assertion of liability from the third party; provided, however, that the Indemnified Party shall not be
                 --------  -------
foreclosed from seeking indemnification pursuant to this Article X by any failure to provide timely notice of the existence of a Third Party Claim to the Indemnifying Party except and only to the extent that the Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such delay.

          (b)  Defense.  Except as otherwise provided herein, the Indemnifying
               -------
Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (which counsel shall be reasonably satisfactory to the Indemnified Party), any Third Party Claim. If the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall, within 30 days after receiving notice of the Third Party Claim, notify the Indemnified Party of its intent to do so, and the

Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party Claim. If the Indemnifying Party elects not to compromise or defend against the Third Party Claim, or fails to notify the Indemnified Party of its election to do so as herein provided, or otherwise abandons the defense of such Third Party Claim,
(i) the Indemnified Party may pay (without prejudice of any of its rights as against the Indemnifying Party), compromise or defend such Third Party Claim and
(ii) the costs and expenses of the Indemnified Party incurred in connection therewith shall be indemnifiable by the Indemnifying Party pursuant to the terms of this Agreement. Notwithstanding anything to the contrary contained herein, in connection with any Third Party Claim in which the Indemnified Party shall reasonably conclude, based upon the written advice of its counsel, that (x) there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Third Party Claim or (y) there are specific defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party and which could be materially adverse to the Indemnifying Party, then the Indemnified Party shall have the right to assume and direct the defense and compromise of such Third Party Claim. In such an event, the Indemnifying Party shall indemnify the Indemnified Party for the fees and disbursements of counsel to each of the Indemnifying Party and the Indemnified Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim (unless the sole relief payable to a third party in respect of such Third Party Claim is monetary damages that are paid in full by the party settling or compromising such claim) over the objection of the other; provided, however, that consent to settlement or compromise shall not be
--------  -------
unreasonably withheld. In any event, except as otherwise provided herein, the Indemnified Party and the Indemnifying Party may each participate, at its own expense, in the defense of such Third Party Claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any personnel or any books, records or other documents within its control that are reasonably necessary or appropriate for such defense, subject to the receipt of appropriate confidentiality agreements. Notwithstanding anything to the contrary contained in this paragraph (b), in the event prompt action is required with respect to the defense of a Third Party Claim, the Indemnified Party shall, subject to the terms and conditions of this
Article X, have the right to assume the defense of such Third Party Claim; provided, however, that in the event that the Indemnifying Party subsequently
--------  -------
elects to assume the defense of such Third Party Claim, then the provisions set forth in this paragraph (b) shall be applicable and the Indemnifying Party shall, subject to the terms and conditions of this Article X, indemnify the Indemnified Party for any costs and expenses incurred by the Indemnified Party prior to the date the Indemnifying Party assumes control of such Third Party Claim.

          (c)  Settlement.  If a settlement offer solely for money damages is
               ----------
made by a third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer, and the Indemnified Party declines to accept such offer, the Indemnified Party may continue to contest such claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such Indemnifiable Claim that the Indemnifying Party has an obligation to indemnify the Indemnified Party for hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the Indemnified Party declined to accept plus the costs and expenses of the Indemnified Party prior to the date the Indemnifying Party notifies the Indemnified Party of the Indemnifying Party's willingness to settle or compromise such Third Party Claim and (B) the aggregate Losses of the Indemnified Party with respect to such claim.

          (d)  Miscellaneous.  The procedures set forth in this Section 10.3
               -------------
shall apply solely with respect to Third Party Claims and shall not be deemed to apply to, or otherwise affect or limit, an Indemnified Party's rights under this
Article X with respect to any claim other than a Third Party Claim.

     Section 10.4.  Notice of Non-Third Party Claims.  Any Indemnified Party
                    --------------------------------
seeking indemnification for any Loss or potential Loss arising from a claim asserted by any party to this Agreement against the Indemnified Party (a "Non-Third Party Claim"), including any claim by an Indemnified Party for indemnification pursuant to Section 10.3, shall give written notice to the Indemnifying Party. Written notice to the Indemnifying Party of the existence of a Non-Third Party Claim shall be given by the Indemnified Party promptly after discovery of the potential claim; provided, however, that the Indemnified
                                        --------  -------
Party shall not be foreclosed from seeking indemnification pursuant to this
Article X by any failure to provide timely notice of the existence of a Non-Third Party Claim to the Indemnifying Party except and only to the extent that the Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such delay.

     Section 10.5.  Survival of Indemnity.  Any matter as to which a claim has
                    ---------------------
been asserted in writing prior to, but that is pending or unresolved at the end of, the survival periods set forth in Section 12.3 hereof shall continue to be covered by this Article X notwithstanding any applicable statute of limitations (which the parties hereby waive) or the expiration dates set forth in Section
12.3 hereof until such matter is finally terminated or otherwise resolved by the parties pursuant to the terms of this Agreement or by a court of competent jurisdiction and until any amounts payable hereunder are finally determined and paid.

     Section 10.6.  Minimum Indemnification Obligation.  Except with respect to
                    ----------------------------------
claims based upon fraud by any Stockholder against BPB or its Affiliates in connection with the representations, warranties or covenants of the Stockholders contained in this Agreement or any of the transactions contemplated by this Agreement, no Stockholder shall be required to provide any indemnification under the provisions of Article X of this Agreement unless and until the aggregate Losses of all parties to whom the Stockholders owe such obligations hereunder exceed $50,000, whereupon the Indemnified Parties shall be entitled to indemnification for the aggregate cumulative amount of all Losses in excess of such amount.

     Section 10.7.  Claim Settlement Procedures.
                    ---------------------------

          (a)  Notice.  In the event of an indemnification claim by BPB or any
               ------
Stockholder (a "Claim"), the Indemnified Party shall provide notice (a "Notice") to the Indemnifying Party, setting forth in reasonable detail the basis of such Claim. The amount of any such claim shall include a reasonable projection by the Indemnified Party of the costs associated therewith.

          (b)  Disputed Claims.  If the Indemnifying Party elects to dispute
               ---------------
such Notice, they shall deliver to the Indemnified Party, within ten business days after delivery of the Notice, a written notice of their intent to dispute the Claim (a "Notice of Contention"), in which case such Claim shall be a "Disputed Claim".

          (c)  Proceedings.  In the event of a Disputed Claim, BPB and the
               -----------
Stockholders' Representatives in respect of any claim arising out of Section 10.1(a) or (b) or BPB and the respective Stockholder or Stockholders in respect of any claim arising out of Section 10.1(c) shall in good faith negotiate to settle such Disputed Claim. If no resolution is reached within 10 business days after delivery of the Notice of Contention, BPB and the Stockholders' Representatives or the Stockholder, as the case may be, shall jointly commence an arbitration proceeding (a "Proceeding") within 20 business days after the date of delivery of the Notice of Contention for the purpose of resolving the Disputed Claim. Any such arbitration shall be before an arbitrator (the "Arbitrator") (i) who is a member of the American Arbitration Association selected in accordance with the proceedings of the American Arbitration Association, and (ii) who shall resolve the Disputed Claim in Boston, Massachusetts in accordance with the rules of the American Arbitration Association. Arbitration costs and expenses shall be borne by the Indemnified Party or the Indemnifying Party as determined by the Arbitrator.

          (d)  Resolved Claims.  If the Indemnifying Party fails to give Notice
               ---------------
of Contention to the Indemnified Party within the required ten business-day period, or if a Disputed Claim has subsequently been settled or determined by the parties or has been resolved by arbitration (each, a "Resolved Claim"), then the amount set forth in such Notice, settlement or arbitration award shall represent the Losses to be indemnified by the Indemnifying Party. A statement in respect of each Resolved Claim shall be prepared by BPB and the Stockholders' Representatives showing the amount of Losses to be indemnified by each Indemnifying Party, with a copy of such statement signed by BPB and the Stockholders' Representatives to be delivered to the Escrow Agent. Any amounts paid by an Indemnifying Party to a third party pursuant to Section 10.3(b) in respect of a Third Party Claim shall be shown on such statement and shall reduce the amount of any Resolved Claims against such Indemnifying Party.

          (e)  Satisfaction.  (i) The Escrow Shares and other Escrow Materials
               ------------
held by the Escrow Agent shall be delivered in accordance with the Escrow Agreement on the date 10 days after the earlier to occur of (A) the date that a notice signed by BPB and the Stockholders' Representatives is delivered to the Escrow Agent to the effect that the survival periods set forth in Section 12.3 hereof have expired and no Claim has been made against any Stockholder, (B) the date that a notice signed by BPB and the Stockholders' Representatives is delivered to the Escrow Agent to the effect that the survival periods set forth in Section 12.3 hereof have expired and each Claim has become a Resolved Claim or (C) the date that a notice signed by BPB and the Stockholders' Representatives is delivered to the Escrow Agent to the effect that the survival periods set forth in Section 12.3 hereof have expired and each Claim against BPB has become a Resolved Claim and that the amount of the Resolved Claims against each Stockholder, as adjusted for payments in respect of Third Party Claims as set forth in Section 10.7(d), exceeds the amount of each such Stockholder's Resolved Claims against BPB, as so adjusted (the "Escrow Termination Date"), such notice to state the value of Escrow Material to be delivered to BPB and/or to each Stockholder. The value of Escrow Material to be delivered to a Stockholder after the Escrow Termination Date shall be determined as follows:
(A) the amount of all Resolved Claims against the Stockholder shall be offset by the amount of all Resolved Claims against BPB in respect of such Stockholder, in each case as previously set forth in the statements referred to in Section 10.7(d) and as adjusted for payments in respect of Third Party Claims as set forth in Section 10.7(d); (B) in the event that the amount of such Resolved Claims as so adjusted against BPB equals or exceeds the amount of such Resolved Claims as so adjusted against the Stockholder, the full amount of the Escrow Material held by the Escrow Agent shall be delivered to the Stockholder; (C) in the event that the amount of such Resolved Claims as so adjusted against the Stockholder exceeds the amount of such Resolved Claims as so adjusted against BPB in respect of such Stockholder, Escrow Material having a value equal to the difference between (x) the total value of Escrow Material held on behalf of such Stockholder by the Escrow Agent and (y) the amount by which such Resolved Claims against the Stockholder exceed such Resolved Claims as so adjusted against BPB in respect of such Stockholder shall be delivered to the Stockholder. All Escrow Material not required to be distributed to the Stockholders by the Escrow Agent on the Escrow Termination Date as set forth above in this Section 10.7(e)(i) shall be delivered by the Escrow Agent to BPB. Notwithstanding the foregoing, from time to time after termination of the survival periods set forth in Section 12.3 and prior to the Escrow Termination Date, BPB and the Stockholders' Representatives shall determine in good faith based on the details of any Claim provided in the Notice of such Claim and on the statements required to be prepared pursuant to Section 10.7(d) whether the amount of a Stockholder's potential liabilities to BPB could not reasonably exceed the value of the Escrow Material in such Stockholder's account, on the one hand, and/or whether the amount of such Stockholder's liability to BPB could not reasonably be less than a certain amount, on the other hand, and upon so determining BPB and the Stockholders' Representatives shall by notice signed by BPB and the Stockholders'

Representatives instruct the Escrow Agent to distribute any such excess Escrow Material to the Stockholder and/or any such minimum amount to BPB, in each case in accordance with the terms of the Escrow Agreement, and the remainder of the Escrow Material shall continue to be held by the Escrow Agent under the Escrow Agreement until such time as it is required to be distributed pursuant to this
Section 10.7(e) and the Escrow Agreement. For purpose of this Section 10.7, Escrow Shares shall be deemed to have a value of $6 1/8 per share. In making distributions of Escrow Material, any distribution required to be made to Stockholders shall be satisfied first from Escrow Material other than Escrow Shares and, after all such other Escrow Material has been distributed to the Stockholder, from Escrow Shares.

          (ii) Upon the last Claim becoming a Resolved Claim, in the event that the amount of Resolved Claims against a Stockholder shall exceed the amount of such Stockholder's Resolved Claims against BPB by an amount that exceeds the value of the Escrow Material (with Escrow Shares valued at $6 1/8 per Escrow Share) allocable to such Stockholder delivered to BPB pursuant to Section 10.7(e), such Stockholder shall be liable to BPB for the amount of such excess Losses, which liability shall be settled by the return by Stockholder to BPB of BPB Shares valued at $6 per share or, in the event that the Stockholder shall no longer own sufficient BPB Shares to discharge such liability, in cash. Notwithstanding anything to the contrary contained herein, in no event shall any Stockholder's liability in respect of indemnification obligations pursuant to this Article X exceed the sum of (A) all Escrow Material allocable to such Stockholder then held under the Escrow Agreement or at any time distributed by the Escrow Agent and (B) an aggregate amount equal to the product of (i) 10% of the Purchase Shares delivered to such Stockholder and (ii) $6 1/8 per share.

     Section 10.8.  Subrogation.  Any Indemnifying Party shall be subrogated to
                    -----------
any right of action which the Indemnified Party may have against any other person with respect to any matter giving rise to a claim for indemnification hereunder, such right of subrogation being limited to the amount of such claim actually paid by the Indemnifying Party to the Indemnified Party or otherwise borne by the Indemnifying Party.

     Section 10.9.  Satisfaction of Indemnification Obligations.  The amount
                    -------------------------------------------
which any Indemnifying Party is or may be required to pay any Indemnified Party (including through distribution of the Escrow Shares pursuant to the terms of the Escrow Agreement) pursuant to this Article X shall be satisfied exclusively pursuant to the procedures set forth in this Article X and in the Escrow Agreement.

     Section 10.10. Exclusive Remedy.  This Article X and the Escrow Agreement
                    ----------------
shall provide the sole and exclusive remedy for any and all Losses with respect to any inaccuracy in or breach of the representations or warranties or breach or nonperformance of any of the covenants or agreements made by any party in or pursuant to this Agreement.

                                  ARTICLE XI

                                  TAX MATTERS

     Section 11.1.  Tax Cooperation.  The Stockholders, BPB and the Surviving
                    ---------------
Corporation shall each: (a) cooperate in the preparation of any Tax Returns which the other is responsible for preparing and filing pursuant to Section 11.2 hereunder; (b) cooperate fully in preparing for any audits of, or disputes with Tax Authorities regarding, any Tax liability of the Company; (c) make available to the other and to any Tax Authority, as reasonably requested, all information, records, and documents relating to any Tax; (d) provide timely notice to the other in writing of any written notice received concerning any pending or threatened audits or assessments relating to any Tax liability of the Company; and (e) furnish the other with copies of all correspondence received from any Tax Authority in connection with any audit or information request with respect to any Tax.

     Section 11.2.  Filing Responsibility.
                    ---------------------

          (a) The Stockholders shall prepare and file, or cause to be prepared and filed, on a timely basis (in each case, at their own cost and expense and consistent with past practice) all federal income Tax Returns relating to the Company for taxable periods ending on or prior to the Closing Date. The Stockholders shall be responsible for any federal income Taxes relating thereto.

          (b) BPB shall prepare and file, or cause to be prepared and filed, on a timely basis (in each case, at its sole cost and expense) all other Tax Returns relating to the Company (or the Surviving Corporation), including Tax Returns, if any, for the Straddle Period, as defined below.

          (c) BPB and Stockholders shall make all necessary elections with the relevant federal, state and local tax authorities to close the taxable year of the Company at 11:59 p.m. Eastern Standard Time on the Closing Date. In any case where applicable law does not permit such election to be made, for any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), the Taxes of any Subsidiary of the Company for the Pre-Closing Period shall be computed using an interim-closing-of-the-books method on the assumption that such taxable period ended on and included the Closing Date, except that (i) all standard deductions, exemptions, allowances, progressivity in rates and other similar items shall be apportioned to the Pre-Closing Period on a per diem basis and (ii) real, personal and intangible property Taxes of any Subsidiary of the Company for any Straddle Period shall be apportioned among BPB and the Stockholders in accordance with the principles under Section 164(d) of the Code.

     Section 11.3.  Refunds or Credits.  Refunds or credits of Taxes relating to
                    ------------------
the Company shall be for the account of BPB and if received or utilized by the Stockholders, shall be paid by the Stockholders to BPB within five Business Days after the Stockholders receive such refunds or utilize such credits.


                                  ARTICLE XII

                             TERMINATION/SURVIVAL

     Section 12.1.  Termination.
                    -----------

          (a) This Agreement may be terminated at any time prior to the Closing as follows:

               (i) by the mutual written consent of BPB and the Stockholders' Representatives;

               (ii) by the Stockholders acting through the Stockholders' Representatives or by BPB if circumstances that would entitle either to invoke the failure of the condition set forth in Section 9.3(a) if the Closing were to be scheduled for such time have existed for a period of not less than 15 consecutive days as of the date of termination;

               (iii) by the Stockholders acting through the Stockholders' Representatives, on the one hand, or by BPB on the other hand, if there shall have been a breach of any of the representations and warranties set forth in this Agreement on the part of the other party, which breach would entitle the party receiving such representation or warranty not to consummate the transactions contemplated hereby under Section 9.1(a) (in the case of a breach of representation or warranty by the Stockholders) or
     Section 9.2(a) (in the case of a breach of representation or warranty by BPB) and which breach by its nature cannot be cured prior to the date set forth in Section 12.1(a)(v);

               (iv) by the Stockholders acting through the Stockholders' Representatives, on the one hand, or by BPB, on the other hand, if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within 20 Business Days following receipt by the breaching party of written notice of such breach from the Stockholders' Representatives or by BPB, as the case may be; and

               (v) at the election of BPB or the Stockholders' Representatives, if the Closing Date shall not be on or before December 1, 1997.

          Notwithstanding Section 12.1(a)(ii)-(v) hereof, a party who is in material breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to
Section 12.1(a)(ii)-(v).

          (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to the other party of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 12.2.

     Section 12.2.  Effect of Termination.  In the event of termination of this
                    ---------------------
Agreement as provided in Section 12.1, this Agreement shall forthwith become void and have no effect except (i) the confidentiality provisions contained in
Section 8.3 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

     Section 12.3.  Survival of Representations and Warranties.  Subject to
                    ------------------------------------------
Section 10.5, the respective representations and warranties of the Stockholders and BPB contained herein and in the certificates of the Stockholders and BPB to be delivered at the Closing shall expire and be terminated and extinguished (i) as to any breaches of representations and warranties that are subject to resolution through the audit process, as of the date of completion of the audit relating to the financial statements of BPB for the fiscal year ending December 31, 1997; and (ii) as to any breaches of representations and warranties that are not subject to resolution through the audit process, as of the first anniversary of the Effective Time. Following the appropriate expiration date for any representation or warranty referred to in the previous sentence, subject to the provisions of Section 10.5, no party shall have any liability whatsoever with respect to any such referenced representation or warranty.


                                  ARTICLE XII

                                 MISCELLANEOUS

     Section 13.1.  Expenses.
                    --------

          (a) Except as otherwise expressly provided herein, all fees and out-of-pocket expenses of outside counsel, independent public accountants, investment bankers, brokers, finders and other consultants shall be paid or provided for by the party employing such person.

          (b) Notwithstanding Section 13.1(a), the Company shall pay the following costs and expenses of the transactions contemplated hereby:

                 (1) any third-party assignment penalties or premiums (whether imposed in the form of fees, penalties, assessments, increased rentals, loss of servicing income or otherwise) and, subject to subsection 13.1(c) below, all other external costs incurred in securing third party consents or transferring the Shares; and

                 (2) all sales, use, transfer, filing, recordation and similar taxes and fees (including all real estate transfer taxes and conveyance and recording fees, other than real estate or personal property gains taxes), if any, and all stamp taxes, registration taxes, duties or other charges, if any, imposed on or in connection with the Merger pursuant to this Agreement.

          (c) Notwithstanding anything to the contrary herein, the fees and expenses of counsel to any Investment Companies or the investment advisors thereto (other than the Company) and any proxy solicitation firms and the expenses relating to the preparation, printing and mailing of proxy statements, incurred in connection with the satisfaction of the obligations set forth in
Section 8.2(a) hereof shall be borne equally by the Company and BPB up to an aggregate combined amount equal to $100,000, provided that any amount in excess of $100,000 shall be borne exclusively by Company.

          (d) Notwithstanding anything to the contrary herein, the fees and expenses of Baril & Smith in connection with the preparation after the date hereof of audited financial statements requested by BPB in order for the transaction to meet the requirements for pooling of interests accounting shall be borne by BPB, provided that such fees and expenses shall not exceed $10,000.

     Section 13.2.  Amendments; Extension; Waiver.  Subject to compliance with
                    -----------------------------
applicable law, this Agreement may not be amended, altered or modified except by written instrument executed by BPB, BPIM (if applicable), the Company (or the Surviving Corporation, as the case may be) and the Stockholders' Representatives on behalf of the Stockholders.

     Section 13.3.  Entire Agreement.  This Agreement (including Schedules,
                    ----------------
certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant hereto) constitutes the entire understanding and agreement of the parties hereto, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

     Section 13.4.  Specific Performance; Injunctive Relief.  Each party
                    ---------------------------------------
understands and agrees that it will be irreparably damaged in the event this Agreement is not specifically enforced. Each party, therefore, agrees that in the event of a breach of any material provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which a party may have.

     Section 13.5.  Interpretation.  When a reference is made in this Agreement
                    --------------
to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

     Section 13.6.  Severability.  Any term or provision of this Agreement
                    ------------
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 13.7.  Notices.  All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by telecopy (with confirmation), (c) mailed by certified or registered mail (return receipt requested) or (d) delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to BPB, BPIM or the Surviving Corporation:

               Boston Private Bancorp., Inc.
               Ten Post Office Square
               Boston, MA  02109
               Attention:  Timothy L. Vaill

          With a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               One Beacon Street
               Boston, MA  02108
               Telecopy:  (617) 573-4822
               Attention:  Thomas A. DeCapo, Esq.

          If to the Stockholders then to the Stockholders' Representatives:

               C. Michael Hazard
               Michael J. Chapman
               Arthur J. Bauernfeind
               c/o Westfield Capital Management Company, Inc.
               One Financial Center
               Boston, MA  02111

          With a copy to:

               Ropes & Gray
               One International Place
               Boston, MA  02110
               Telecopy:  (617) 951-7050
               Attention:  Gregory D. Sheehan, Esq.

     Section 13.8.  Binding Effect; Persons Benefiting; No Assignment.  This
                    -------------------------------------------------
Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective heirs, legal representatives, estates, executors, successors and permitted assigns of the parties and such persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or person other than the parties hereto and their respective heirs, legal representatives, estates, executors, successors and permitted assigns any right, remedy or claim under or by reason of their Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto. Notwithstanding the foregoing, BPB may assign to any Affiliate of BPB all or any portion of BPB's rights and obligations hereunder whether prior to or after BPB exercises such right or is required to satisfy such obligation, provided that in the event of any such assignment such assignee
                 --------
shall be deemed to have all of the rights and obligations of BPB set forth herein.

     Section 13.9.  Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

     Section 13.10. Governing Law.  THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN
                    -------------
THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO APPLICABLE CONFLICT OF LAW.

     Section 13.11. Service; Jurisdiction.  Each of the parties hereto agrees
                    ---------------------
to: (i) the irrevocable designation of the Secretary of State of the Commonwealth of Massachusetts as its agent upon whom process against it may be served, and (ii) personal jurisdiction in any action brought in any court, federal or state, within the Commonwealth of Massachusetts, City of Boston having subject matter jurisdiction over matters arising under this Agreement.

     Section 13.12. Stockholders' Representatives.  The Stockholders shall act
                    -----------------------------
collectively and exclusively through the Stockholders' Representatives in exercising any of the rights, remedies and procedures applicable to the Stockholders under this Agreement, including without limitation under Articles X, XI and XII hereof. BPB shall be entitled to direct any and all requests, demands, notices and other actions pursuant to this Agreement, including without limitation under Articles X, XI and XII hereof, to the Stockholders or any of them through the Stockholders' Representatives, shall be entitled to deal directly and exclusively with the Stockholders' Representatives in all matters arising under this Agreement, including without limitation under Articles X, XI and XII hereof, and shall bind, and be held harmless by, the Stockholders in so doing. This Agreement shall not make any Stockholders' Representative liable for any amounts owed by any of the Stockholders under, or other obligations undertaken by any of the Stockholders in, this Agreement or any other agreement entered into by the Stockholders in connection with the transactions contemplated hereby (all such amounts and obligations being referred to collectively as the "Stockholders' Obligations"), it being expressly agreed and understood by BPB that the Stockholders' Obligations are the full and complete responsibilities of the Stockholders. Any action taken or determination made by any Stockholders' Representative in his capacity as such is taken or made on behalf of and for the account of the Stockholders, and not in his individual or any other capacity. BPB on behalf of itself and its Affiliates hereby releases and forever discharges the Stockholders' Representatives from any and all causes of action, rights or claims that BPB or any of its Affiliates may have had in the past, may now have or may have in the future in respect of the Stockholders' Obligations; provided, however, that such release and discharge shall only apply
             --------  -------
to any individual serving as a Stockholders' Representative in his capacity as such and not in his capacity as a Stockholder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first above written.


                                         BOSTON PRIVATE BANCORP, INC.



ATTEST:   /s/ Ana E. Steele              By   /s/ Timothy L. Vaill
         -----------------------------      ---------------------------------
                                            Name:  Timothy L. Vaill
                                            Title:  President



ATTEST:   /s/ Ana E. Steele              By   /s/ Mark D. Thompson
         -----------------------------      ---------------------------------
                                            Name:  Mark D. Thompson
                                            Title:  Treasurer



                                         BOSTON PRIVATE
                                            INVESTMENT
                                          MANAGEMENT, INC.



ATTEST:   /s/ Ana E. Steele              By   /s/ Timothy L. Vaill
         -----------------------------      ---------------------------------
                                         Name:  Timothy L. Vaill
                                         Title:  President



ATTEST:   /s/ Ana E. Steele              By   /s/ Walter M. Pressey
         -----------------------------      ---------------------------------
                                            Name:  Walter M. Pressey
                                            Title:  Treasurer

                                         WESTFIELD CAPITAL,
                                             MANAGEMENT
                                            COMPANY, INC.



ATTEST:   /s/ Jill A. Roeting            By  /s/ Arthur J. Bauernfeind
         ------------------------------     --------------------------------
                                            Name:  Arthur J. Bauernfeind
                                            Title:  President



ATTEST:   /s/ Jill A. Roeting            By  /s/ C. Michael Hazard
         ------------------------------     --------------------------------
                                            Name:  C. Michael Hazard
                                            Title:  Treasurer



Witness:  /s/ David L. Coombs            /s/ C. Michael Hazard
         ------------------------------  -----------------------------------
         Name:  David L. Coombs          Name:  C. Michael Hazard



Witness:  /s/ David L. Coombs            /s/ Michael J. Chapman
         ------------------------------  -----------------------------------
         Name:  David L. Coombs          Name:  Michael J. Chapman



Witness:  /s/ David L. Coombs            /s/ Arthur J. Bauernfeind
         ------------------------------  -------------------------------------
         Name:  David L. Coombs          Name:  Arthur J. Bauernfeind



Witness:  /s/ David L. Coombs            /s/ Jill A. Roeting
         ------------------------------  -----------------------------------
         Name:  David L. Coombs          Name:  Jill A. Roeting



Witness:  /s/ David L. Coombs            /s/ David Boyce
         ------------------------------  -----------------------------------
         Name:  David L. Coombs          Name:  David Boyce

Witness:  /s/ David L. Coombs            /s/ William A. Muggia
         ------------------------------  ------------------------------------
         Name:  David L. Coombs          Name:  William A. Muggia



Witness:  /s/ David L. Coombs            /s/ Bruce R. Watts, Jr.
         ------------------------------  -----------------------------------
         Name:  David L. Coombs          Name:  Bruce R. Watts, Jr.



Witness:  /s/ David L. Coombs            /s/ Stephen C. Demirjian
         ------------------------------  ------------------------------------
         Name:  David L. Coombs          Name:  Stephen C. Demirjian



Witness:  /s/ David L. Coombs            /s/ Karen B. Agnew
         ------------------------------  -------------------------------------
         Name:  David L. Coombs          Name:  Karen B. Agnew